UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☑
Filed by a Party other than the Registrant 
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NU SKIN ENTERPRISES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

NU SKIN ENTERPRISES, INC.

May 26, 2010

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Nu Skin Enterprises, Inc., a Delaware corporation, will be held at 1:00 p.m., Mountain Daylight Time, on May 26, 2010, at our corporate offices, 75 West Center Street, Provo, Utah 84601, for the following purposes, which are more fully described in the Proxy Statement:

1.           To elect a Board of Directors consisting of eleven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2.           To approve the 2010 Omnibus Incentive Plan;

3.           To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.           To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 31, 2010, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

You are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, please mark, sign, date and return the accompanying proxy as promptly as possible in the enclosed postage-prepaid envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 26, 2010: The proxy statement and annual report to stockholders are available at http://materials.proxyvote.com/67018T.

By Order of the Board of Directors,

BLAKE M. RONEY
Chairman of the Board
Provo, Utah, April 26, 2010

PROXY STATEMENT

NU SKIN ENTERPRISES, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 26, 2010

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of the Board of Directors of Nu Skin Enterprises, Inc. (“Nu Skin,” “we,” “us,” or “the company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at our corporate offices, 75 West Center Street, Provo, Utah 84601, on May 26, 2010, at 1:00 p.m., Mountain Daylight Time, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement. These proxy solicitation materials were first sent or given to our stockholders on or about April 26, 2010.

All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted as directed by the stockholder. If no specific voting instructions are given, the proxy will be voted FOR:

(1)	The election of the eleven nominees to the Board of Directors listed in the proxy;

(2)	The approval of the 2010 Omnibus Incentive Plan; and

(3)	The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

If any other matters properly come before the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

Any proxy duly given pursuant to this solicitation may be revoked by the person or entity giving it at any time before it is voted by delivering a written notice of revocation to our Corporate Secretary, by executing a later-dated proxy and delivering it to our Corporate Secretary, or by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of the proxy). Directions to our corporate offices may be obtained by calling (801) 345-1000, for stockholders who plan to attend the Annual Meeting.

We will bear the cost of solicitation of proxies. Expenses include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of our voting stock. Solicitation of proxies will be made by mail. Our regular employees may further solicit proxies by telephone or in person and will not receive additional compensation for such solicitation.

OUTSTANDING SHARES AND VOTING RIGHTS

Only stockholders of record at the close of business on March 31, 2010 are entitled to vote at the Annual Meeting. As of the record date, approximately 62,862,354 shares of our Class A Common Stock were issued and outstanding. Each outstanding share of Class A Common Stock will be entitled to one vote on each matter submitted to a vote of the stockholders at the Annual Meeting. Certain of our subsidiaries hold an aggregate of approximately 156,734 shares of our Class A Common Stock. In accordance with the General Corporation Law of the State of Delaware, these shares may not be voted with respect to any of the matters presented at the Annual Meeting and shall not be counted in determining the presence of a quorum.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the issued and outstanding shares of the Class A Common Stock entitled to vote at the Annual Meeting must be represented, either in person or by proxy, at the Annual Meeting. Under Delaware law, shares represented by proxies that reflect abstentions or “broker non-votes” (which are shares held by a broker or nominee that are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, broker non-votes will not be voted on proposals on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange, including Proposals 1 and 2.

Directors will be elected by a favorable vote of a plurality of the shares of Class A Common Stock entitled to vote at the Annual Meeting. The eleven nominees receiving the highest number of votes will be elected to serve as directors. Shares not represented in person or by proxy at the Annual Meeting, abstentions and broker non-votes will have no effect on the election of directors. Approval of Proposals 2 and 3 will each require the affirmative vote of a majority of the shares of Class A Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. Shares not represented in person or by proxy at the Annual Meeting and broker non-votes will have no effect on the approval of Proposals 2 and 3. However, abstentions with respect to Proposals 2 and 3 and will have the same effect as votes against such proposals.

Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the eleven nominees named below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, proxies will be voted for such other person or persons as may be designated by the Board of Directors. Properly executed, unrevoked proxies will be voted FOR Proposals 2 and 3 unless a vote against such proposal or abstention is specifically indicated in the proxy.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Class A Common Stock as of March 1, 2010, by (i) each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of the Class A Common Stock, (ii) each of our directors and director nominees, (iii) each of our executive officers whose name appears in the summary compensation table under the caption “Executive Compensation,” and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the table, the business address of the 5% stockholders is 75 West Center Street, Provo, Utah 84601, and the stockholders listed have direct beneficial ownership and sole voting and investment power with respect to the shares beneficially owned. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 62,467,968 shares of Class A Common Stock outstanding on March 1, 2010, plus the number of shares of Class A Common Stock that such person or group had the right to acquire on or within 60 days after March 1, 2010.

Directors, Executive Officers, 5% Stockholders	Number of Shares	%
Blake and Nancy Roney (1)	8,099,508	13.0
Sandra Tillotson (2)	3,605,845	5.8
Steven Lund (3)	1,743,687	2.8
Truman Hunt (4)	944,308	1.5
Joseph Chang (5)	322,900	*
Ritch Wood (6)	341,292	*
Daniel Chard (7)	234,591	*
Daniel Campbell (8)	98,600	*
E.J. “Jake” Garn (9)	89,300	*
Andrew Lipman (10)	91,300	*
Patricia Negrón (11)	47,050	*
Nevin Andersen (12)	17,900	*
Thomas Pisano (13)	21,400	*
David Ussery (14)	12,900	*
Royce & Associates, LLC (15)	6,317,000	10.1
FMR LLC(16)	3,371,587	5.4
All directors and executive officers as a group (17 persons) (17)	16,068,407	24.8

* Less than 1%

(1)
Includes 7,902,915 shares of Class A Common Stock held by a family limited liability company owned entirely by Mr. and Mrs. Roney. Mr. Roney is a co-manager of the limited liability company and has the sole right to exercise all voting and dispositive power with respect to the shares held by the limited liability company contributed by him. Mrs. Roney is also a co-manager and has the sole right to exercise all voting and dispositive power with respect to the shares held by the limited liability company contributed by her. Because of his position and relationship to Mrs. Roney, Mr. Roney may be deemed to have shared voting and dispositive power with respect to such shares. Also includes 58,648 shares of Class A Common Stock held indirectly by Mr. Roney as trustee and with respect to which he has sole voting and investment power, for which Mr. Roney disclaims beneficial ownership, and 125,445 shares of Class A Common Stock held indirectly by Mr. Roney as co-trustee with respect to which he shares voting and investment power, for which Mr. Roney disclaims beneficial ownership.

(2)
Includes 29,312 shares of Class A Common Stock held indirectly as co-trustee and with respect to which Ms. Tillotson shares voting and investment power, for which Ms. Tillotson disclaims beneficial ownership; and 500,000 shares of Class A Common Stock held indirectly as manager of a limited liability company and with respect to which she has sole voting and investment power, for which Ms. Tillotson disclaims beneficial ownership.

(3)
Includes 1,644,354 shares of Class A Common Stock held by a family limited liability company owned entirely by Mr. Lund and his spouse. Mr. Lund is a co-manager of the limited liability company and has the sole right to exercise all voting and dispositive power with respect to the shares held by the limited liability company contributed by him. Mr. Lund’s spouse is also a co-manager and has the sole right to exercise all voting and dispositive power with respect to the shares held by the limited liability company contributed by her. Because of his position and relationship to Mrs. Lund, Mr. Lund may be deemed to have shared voting and dispositive power with respect to such shares. Also includes 72,462 shares of Class A Common Stock held indirectly by Mr. Lund as trustee and with respect to which he has sole voting and investment power, for which Mr. Lund disclaims beneficial ownership; and 14,371 shares of Class A Common Stock held indirectly by Mr. Lund as co-trustee with respect to which he has shared voting and investment power, for which Mr. Lund disclaims beneficial ownership.

(4)	Includes 786,250 shares of Class A Common Stock that may be acquired by Mr. Hunt pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(5)	Includes 271,354 shares of Class A Common Stock that may be acquired by Mr. Chang pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(6)	Includes 329,375 shares of Class A Common Stock that may be acquired by Mr. Wood pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(7)	Includes 227,500 shares of Class A Common Stock that may be acquired by Mr. Chard pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(8)	Includes 87,500 shares of Class A Common Stock that may be acquired by Mr. Campbell pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(9)	Includes 82,600 shares of Class A Common Stock that may be acquired by Mr. Garn pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(10)	Includes 75,100 shares of Class A Common Stock that may be acquired by Mr. Lipman pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(11)	Includes 40,100 shares of Class A Common Stock that may be acquired by Ms. Negrón pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(12)	Includes 15,100 shares of Class A Common Stock that may be acquired by Mr. Andersen pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(13)	Includes 20,000 shares of Class A Common Stock that may be acquired by Mr. Pisano pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(14)	Includes 10,100 shares of Class A Common Stock that may be acquired by Mr. Ussery pursuant to non-qualified stock options presently exercisable or exercisable within the next 60 days.

(15)
The information regarding the number of shares beneficially owned or deemed to be beneficially owned by Royce & Associates, LLC was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated January 26, 2010. The address of Royce and Associates, LLC is 745 Fifth Avenue, New York, NY 10151.

(16)
The information regarding the number of shares beneficially owned or deemed to be beneficially owned by FMR LLC was taken from a Schedule 13G filed by that entity with the Securities and Exchange Commission dated February 16, 2010. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(17)	Includes 2,322,976 shares of Class A Common Stock that may be acquired upon exercise of non-qualified stock options presently exercisable or exercisable within the next 60 days.

PROPOSAL 1
ELECTION OF DIRECTORS

Directors are elected at each annual meeting of stockholders and hold office until their successors are duly elected and qualified at the next annual meeting of stockholders. Our Bylaws provide that the Board of Directors will consist of a minimum of five and a maximum of eleven directors, with the number being designated by the Board of Directors. The current number of authorized directors is eleven.

Each of our current directors was previously elected to his or her present term of office by our stockholders. Each of the nominees is currently a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ELEVEN NOMINEES TO OUR BOARD OF DIRECTORS

Set forth below are the name, age as of April 26, 2010, and business experience of each of the eleven nominees for election as our directors, listed in alphabetical order:

Nevin N. Andersen, 69, has served as a director of our company since June 2008. Mr. Andersen is currently retired. Mr. Andersen previously served in various positions, including Senior Vice President and Chief Financial Officer, Vice President and Corporate Controller, and Director of Internal Audit at Shaklee Corporation, a direct selling company, from June 1979 to February 2003, when he retired. He was asked to return to Shaklee Corporation for a period of time to serve as the Interim Chief Financial Officer and to help in the transition with a new Chief Financial Officer, which role he fulfilled from March 2005 to February 2008. Prior to initially working at Shaklee Corporation in 1979, he worked for Price Waterhouse & Co., and served as an officer in the U.S. Army Finance Corps. He received M.Acc and B.S. degrees from Brigham Young University.

Mr. Andersen is an experienced financial professional. His ten years as a CPA with Price Waterhouse provided him with valuable experience in the areas of audit, internal control and financial reporting, and his more than 25 years with Shaklee Corporation added to that knowledge and expertise by allowing him to focus on those issues directly related to the operations of a public company in the direct selling industry. Mr. Andersen’s areas of expertise include corporate strategy, risk management, succession planning, executive compensation, shareholder communication and regulatory compliance.

Daniel W. Campbell, 55, has served as a director of our company since March 1997 and currently serves as our Lead Independent Director. Mr. Campbell has been a Managing General Partner of EsNet, Ltd., a privately held investment company, since 1994. From 1992 to 1994, Mr. Campbell was the Senior Vice President and Chief Financial Officer of WordPerfect Corporation, a software company, and prior to that was a partner of Price Waterhouse LLP. From November 2003 to August 2009, Mr. Campbell served as a director of The SCO Group, Inc., a provider of software solutions for businesses. He received a B.S. degree from Brigham Young University.

Mr. Campbell is a recognized business leader with expertise in the areas of finance, accounting, transactions, corporate governance and management. In addition, through his experience as a partner of an international accounting firm, and later as Chief Financial Officer of a large technology company, Mr. Campbell has developed deep insight into the management, operations, finances and governance of public companies.

E.J. “Jake” Garn, 77, has served as a director of our company since March 1997. Senator Garn has been a self-employed consultant since June 2004. He served as a Managing Director of Summit Ventures, LLC, a lobbying firm, from 2000 to May 2004, when he retired. He currently serves on the boards of directors of Franklin Covey Co., a provider of time management seminars and products, Headwaters, Inc., a provider of products, technologies and services to the energy, construction and home improvement industries, and United Space Alliance, a space operations company. He also serves as Chairman of Primary Children’s Medical Center Foundation and is involved in various other private/public sector endeavors. From 1974 to 1993, Senator Garn was a member of the United States Senate and served on numerous Senate Committees. He received a B.S. degree from the University of Utah.

Senator Garn has a broad range of financial expertise and many years of experience. After graduating with a degree in banking and finance, he began his career in the insurance industry. While serving as City Commissioner and then Mayor of Salt Lake City, he developed extensive budgeting and managerial experience. Senator Garn represented the state of Utah in the United States Senate for three terms, including service as Chairman and Ranking Member of the Senate Committee on Banking, Housing and Urban Affairs, giving him significant experience and expertise in government and regulatory matters.

M. Truman Hunt, 51, has served as our President since January 2003 and our Chief Executive Officer since May 2003. He has also served as a director of our company since May 2003. Mr. Hunt joined our company in 1991 and has served in various positions, including Vice President and General Counsel from 1996 to January 2003 and Executive Vice President from January 2001 until January 2003. Mr. Hunt is also a trustee of the Force for Good Foundation. He received a B.S. degree from Brigham Young University and a J.D. degree from the University of Utah.

As our President and Chief Executive Officer for the past seven years, Mr. Hunt has developed a deep understanding of our business globally. Mr. Hunt’s leadership has been integral to the success of several of our key initiatives in recent years. Mr. Hunt is also recognized as a leader in the direct selling industry and has served in a variety of industry trade association leadership roles, including as Chairman of the World Federation of Direct Selling Associations from 2005 to 2008.

Andrew D. Lipman, 58, has served as a director of our company since May 1999. Mr. Lipman is a partner and head of the Telecommunications, Media and Technology Group of Bingham McCutchen LLP, an international law firm. Mr. Lipman previously held a similar position from 1988 with Swidler Berlin, LLP, which merged with Bingham McCutchen in 2006. He also currently serves as a member of the boards of directors of Sutron Corporation, a provider of hydrological and meteorological monitoring products, and The Management Network Group, Inc., a telecommunications related consulting firm. He received a B.A. degree from the University of Rochester and a J.D. degree from Stanford Law School.

Mr. Lipman is a highly experienced senior lawyer and business advisor with over 30 years of experience dealing with international regulatory, technology and marketing issues in multiple countries. In addition, he has extensive experience in corporate governance and related legal and transactional issues. Mr. Lipman has worked closely with dozens of public companies, including service on the boards of a variety of companies in several industries. His experience also includes managing and implementing strategic initiatives and launching new products and markets globally in competitive industries.

Steven J. Lund, 56, has served as a director and Vice Chairman of our company since September of 2006. Prior to this, he was on a three year leave of absence serving on a church assignment in Georgia. Mr. Lund served as President, Chief Executive Officer, and a director of our company from 1996, when our company went public, until his 2003 leave of absence. Mr. Lund was a founding shareholder of our company. Mr. Lund is a trustee of the Force for Good Foundation. Mr. Lund worked as an attorney in private practice prior to joining our company as Vice President and General Counsel. He received a B.A. degree from Brigham Young University and a J.D. degree from Brigham Young University’s J. Reuben Clark Law School.

Mr. Lund brings to the Board over 20 years of company and industry knowledge and experience as a senior executive, including service as our General Counsel, Executive Vice President, and President and Chief Executive Officer. He has played an integral role in managing our growth from start-up through his term as President and Chief Executive Officer from 1996 to 2003. Mr. Lund also served on the executive board of the Direct Selling Association. A respected business and community leader, he currently serves as chairman of the board of trustees of Utah Valley University.

Patricia A. Negrón, 43, has served as a director of our company since June 2005. Since 2001, Ms. Negrón has worked as an independent business consultant to private clients and became an advisor to Goode Partners, LLC, a private equity firm, in February 2006. In 1999, Ms. Negrón launched the financial advisory group at Breakaway Solutions, an internet consulting firm, which she managed until 2001. Previously, Ms. Negrón was Vice President, Equity Research at the investment banking firm Adams, Harkness & Hill. From 1992 until 1996, she managed the corporate governance division, and later expanded into equity research and managing the firm's econometric model, at United States Trust Company, Boston. She has a B.S. degree from Armstrong Atlantic State University and a Certificate of Special Studies in Administration and Management from Harvard University Extension School.

Ms. Negrón is a seasoned financial and business analyst with more than 15 years of professional experience in equity research and analysis in the banking, brokerage and strategy consulting industries. In addition to her experience in working closely with top executives on development and implementation of a wide range of strategic initiatives, she has a deep understanding of corporate governance matters dating back nearly 20 years to her work with activist investors on matters such as compensation, board structure and anti-takeover provisions.

Thomas R. Pisano, 65, has served as a director of our company since June 2008. He served as Chief Executive Officer and a Director of Overseas Military Sales Corp., a marketer of motor vehicles, from January 2005 until his retirement in April 2010. From August 1998 to December 2004, he served as the Chief Operating Officer and a Director of Overseas Military Sales Corp. From February 1995 to December 1997, he served as Vice President, Head of the International Division, for The Topps Company, Inc., a sports publications and confectionery products company. Prior to that, he served in various positions, including Vice President, Global New Business Development, for Avon Products, Inc., a direct seller of personal care products, from 1969 to 1994. He received a B.S. from the Georgia Institute of Technology and an M.B.A. from Dartmouth College.

Mr. Pisano is an experienced senior executive who is an expert in the direct selling, personal care, beauty products and other consumer goods industries. During his 25 year career at Avon Products, Inc., he was responsible for global new business development, which included new geographic market openings and launching new product lines globally. He was also responsible for the operation of international businesses in Latin America, Europe and Asia. During his international business career at Avon, Topps and OMSC he traveled to and conducted business in 50 countries.

Blake M. Roney, 52, founded our company in 1984 and served as its president through 1996. Mr. Roney currently serves as the Executive Chairman of the Board, a position he has held since our company went public in 1996. Mr. Roney is also a trustee of the Force for Good Foundation, a charitable organization that was established in 1996 by Mr. Roney and the other founders of our company to help encourage and drive the philanthropic efforts of our company, its employees, its distributors and its customers to enrich the lives of others. He received a B.S. degree from Brigham Young University.

Mr. Roney has over twenty five years of experience as our President or Chairman, which has given him an unusual understanding of the business and the key elements of success as well as potential pitfalls. Mr. Roney continues to serve as our Chairman because of his passion for benefiting our distributors, employees and investors through the growth and success of Nu Skin.

Sandra N. Tillotson, 53, founded our company and has served as Vice President, Senior Vice President and a director of our company since it went public in 1996. Ms. Tillotson is also a trustee of the Force for Good Foundation and Vice President of Seacology, an international environmental nonprofit organization. She earned a B.S. degree from Brigham Young University.

As one of our founders, Ms. Tillotson was instrumental in the development of our original Nu Skin product line and the establishment of our global marketing plan. With nearly 30 years of experience in the direct selling industry, Ms. Tillotson is an expert in the field and a respected leader in the industry.

David D. Ussery, 74, has served as a director of our company since June 2008. Mr. Ussery previously served as President and Representative Director of Amway Japan Limited & Amway Korea Limited, direct selling companies, from April 2002 to January 2008, when he retired. From April 2002 to April 2005, he served as President and Representative Director of Amway Japan Limited. From 1992 to 2002, he served in various other positions for Amway Korea Limited and Amway Philippines, L.L.C. In addition, he has approximately 30 years of experience working for Avon Products, Inc., a direct seller of personal care products, including as Vice President of Field Operations for the United States and Canada, Area Vice President of Avon Pacific and Chairman of the Board of Avon Japan. He received a B.B.A. degree from Georgia State University.

Mr. Ussery’s 52 year career in the direct selling industry provided experience in every facet of business including daily operations, sales, manufacturing, marketing and distributor relations. He is an expert on doing business in Asia, with approximately 20 years of experience in the Philippines, Korea and Japan. Mr. Ussery has also served in positions with sales responsibilities for the United States, Canada, Thailand, Malaysia, Taiwan, Australia and New Zealand.

We are not aware of any family relationships among any of our directors or executive officers. Our Certificate of Incorporation contains provisions eliminating or limiting the personal liability of directors for violations of a director’s fiduciary duty to the extent permitted by the Delaware General Corporation Law.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors has determined that each of the current directors, listed below, is an “independent director” under the listing standards of the New York Stock Exchange.

Nevin Andersen
Daniel Campbell
E.J. “Jake” Garn
Andrew Lipman
Patricia Negrón
Thomas Pisano
David Ussery

In assessing the independence of the directors, the Board of Directors determines whether or not any director has a material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board of Directors considers all relevant facts and circumstances in making independence determinations, including the existence and scope of any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

With respect to Mr. Lipman’s independence, the Board also considered that he is a partner in the law firm Bingham McCutchen LLP. Bingham McCutchen provides legal services to us primarily in connection with contractual and regulatory issues associated with our technology products and services. The Board has determined that Mr. Lipman’s relationship with us is not material based on all relevant facts and circumstances, including the following: (i) the fees we paid to Bingham McCutchen during 2009 were approximately $38,719, which is an insignificant amount of Bingham McCutchen’s revenues, and (ii) the fees we paid for these services were not paid directly to Mr. Lipman, rather they were paid to the law firm at which Mr. Lipman is a partner.

In assessing the independence of Mr. Campbell, the Board also considered and evaluated a sale of real property from an entity, in which Mr. Campbell owns an 11% interest and acts as one of the managing general partners, to an entity owned indirectly by Blake Roney, our Chairman, and his family. The transaction involved a sale of two parcels of vacant land in Provo, Utah totaling approximately 1.9 acres. Based on the Board’s evaluation of the relevant facts and circumstances, including that it was a single real estate transaction and did not constitute an ongoing relationship or series of transactions, and that the land represented less than 1% of the assets of the entity in which Mr. Campbell owns an interest, the Board determined that the transaction did not constitute a material relationship or impair Mr. Campbell’s independence.

Board Leadership Structure

We currently separate the roles of Chairman of the Board and Chief Executive Officer. However, the Board has not adopted a policy with regard to whether the same person should serve as both the Chief Executive Officer and Chairman of the Board or, if the roles are separate, whether the Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes it is most appropriate to retain the discretion and flexibility to make such determinations at any given point in time in the way that it believes best to provide appropriate leadership for the company at that time. We have determined that our current separation of the roles of Chief Executive Officer and Chairman of the Board is appropriate given the differences in the roles and duties of the two positions and the individuals currently serving in these positions.

Risk Oversight

The Board of Directors administers its risk oversight function primarily through its Nominating and Corporate Governance Committee and Audit Committee. The Nominating and Corporate Governance Committee is responsible for discussing with management their assessment and management of key non-financial risks areas, including operating risks, self- and third-party insurance programs, business continuation plans, ongoing and threatened litigation matters and other major risk exposures. The Audit Committee is responsible for discussing with management their assessment and management of key financial risks, such as hedging and foreign currency related activities, tax risk management and other financial risks. The Audit Committee is also responsible for discussing with management, the independent auditor and the chair of the Nominating and Corporate Governance Committee, the areas of risk management overseen by the Nominating and Corporate Governance Committee.

Board of Directors Meetings

The Board of Directors held 6 meetings during the fiscal year ended December 31, 2009. Each incumbent director attended more than 75% of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which that director served during the period. Although we encourage board members to attend our annual meetings of stockholders, we do not have a formal policy regarding director attendance at annual stockholder meetings. Eight of the current directors attended our 2009 annual meeting of stockholders.

The non-management directors meet regularly in executive sessions, as needed, without the management directors or other members of management. Daniel Campbell, the Lead Independent Director, presides at such executive sessions.

We have standing Audit, Compensation and Nominating and Corporate Governance Committees. Each member of the committees is independent within the meaning of the listing standards of the New York Stock Exchange.

The following table identifies the current membership of the committees and states the number of committee meetings held during 2009.

Director	Audit	Compensation	Nominating and Corporate Governance
Nevin Andersen	X*
Daniel Campbell	X	X*
E.J. “Jake” Garn		X	X
Andrew Lipman		X	X*
Patricia Negrón	X	X
Thomas Pisano	X		X
David Ussery		X	X
Number of Meetings in 2009	7	14	7

*	Committee chair

The Board of Directors has adopted a written charter for each of the committees, which are available at our website at http://www.nuskinenterprises.com.

The Board of Directors has determined that Daniel Campbell and Nevin Andersen are Audit Committee financial experts as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. The Audit Committee’s responsibilities include, among other things:

•	selecting our independent registered public accounting firm;

•	reviewing the activities and the reports of the independent registered public accounting firm;

•	approving in advance the audit and non-audit services provided by the independent registered public accounting firm;

•	reviewing our quarterly and annual financial statements and our significant accounting policies, practices and procedures;

•	reviewing the adequacy of our internal controls and internal auditing methods and procedures;

•	overseeing our compliance with legal and regulatory requirements; and

•
reviewing with management, the independent auditor and the chair of the Nominating and Corporate Governance Committee, our guidelines and policies with respect to assessment and management of our major financial risk exposures.

The Compensation Committee’s responsibilities include, among other things:

•	overseeing and approving compensation policies and programs;

•	reviewing and approving corporate goals and objectives relevant to the compensation to be paid to our Chief Executive Officer and other executive officers;

•	establishing the salaries, bonuses, and other compensation to be paid to our Chief Executive Officer as well as approving the compensation for the other executive officers;

•	administering our incentive plans; and

•	overseeing regulatory compliance with respect to executive compensation matters.

Pursuant to its charter, the Compensation Committee may delegate its authority to a subcommittee or subcommittees and may delegate authority to the Chief Executive Officer and Chairman of the Board to approve the level of equity awards to be granted to specific non-executive officers, employees or other grantees subject to such limitations as may be established by the Compensation Committee. For a discussion of the processes and procedures for determining executive and director compensation and the role of compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” and “Compensation of Directors”.

The Nominating and Corporate Governance Committee’s responsibilities include, among other things:

•	making recommendations to the Board of Directors about the size and membership criteria of the Board of Directors or any committee thereof;

•	identifying and recommending candidates for the Board of Directors and committee membership, including evaluating director nominations received from stockholders;

•	leading the process of identifying and screening candidates for a new chief executive officer when necessary, and evaluating the performance of the chief executive officer;

•	determining compensation for the Board of Directors and overseeing the evaluation of the Board of Directors and management;

•	developing and recommending to the Board a set of corporate governance guidelines; and

•
reviewing with management our guidelines and policies with respect to assessment and management of our self- and third-party insurance programs, hedging and other foreign currency related activities, business continuation plans, ongoing and threatened litigation matters and other major risk exposures.

Our Director Nominations Process

As indicated above, the Nominating and Corporate Governance Committee of the Board of Directors oversees the director nomination process. This committee is responsible for identifying and evaluating candidates for membership on the Board of Directors and recommending to the Board of Directors nominees to stand for election.

Minimum Criteria for Members of the Board of Directors. Each candidate to serve on the Board of Directors must possess the highest personal and professional ethics, integrity and values, and be committed to serving the long-term interests of our stockholders. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may consider such other factors as it may deem appropriate, which may include, without limitation, professional experience, diversity of backgrounds, skills and experience at policy-making levels in business, government, financial, and in other areas relevant to our global operations, experience and history with our company, and stock ownership.

The company does not have a formal policy with regard to the consideration of diversity in identifying Board of Directors nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board of Directors will possess the appropriate talent, skills, and expertise to oversee the company's business.

Process for Identifying, Evaluating and Recommending Candidates. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if properly submitted to the committee. Stockholders wishing to recommend candidates should do so in writing to the Nominating and Corporate Governance Committee, c/o D. Matthew Dorny, Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. Recommendations must include the proposed candidate’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations. The committee may also consider candidates proposed by current directors, management, employees and others. All such candidates who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors, will be included in our recommended slate of director nominees in our proxy statement.

Procedures for Stockholders to Nominate Director Candidates at our Annual Meetings. Stockholders of record may also nominate director candidates for our annual meetings of stockholders by following the procedures set forth in our Bylaws. Please refer to the section below entitled “Stockholder Proposals for 2011 Annual Meeting” for further information.

Additional Corporate Governance Information

We have also adopted the following:

Code of Conduct. This code applies to all of our employees, officers and directors, including our subsidiaries. As noted below, this code is available on our website. In addition, any substantive amendments we make to this code, and any material waivers we grant (including implicit waivers) to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions will be disclosed on our website.

Corporate Governance Guidelines. These guidelines govern our company and our Board of Directors on matters of corporate governance, including responsibilities, committees of the Board of Directors and their charters, director independence, director qualifications, director compensation and evaluations, director orientation and education, director access to management, director access to outside financial, business and legal advisors and management development and succession planning.

Stock Retention Guidelines. In January 2005, we established equity retention guidelines applicable to our directors and executive officers. These guidelines provide that executive officers and directors must retain 50% of the net shares (after payment of the exercise price and related taxes) with respect to any equity award unless the individual holds a number of shares equal to the ownership levels set forth in the guidelines. The ownership levels are phased in over a five-year period for executive officers. Outstanding options are not counted in determining whether a director or executive officer holds shares equal to or greater than the recommended level. At the end of the five-year phase-in period, the recommended ownership levels are set at 100,000 shares for our Chief Executive Officer, 5,000 shares for directors and 20,000 shares for our other executive officers.

Each of the above is available on our website at http://www.nuskinenterprises.com. In addition, stockholders may obtain a print copy of any of the above, free of charge, by making a written request to Scott Pond, Investor Relations Manager, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601.

Communications with Directors

Stockholders or other interested parties wishing to communicate with the Board of Directors, the non-management directors as a group, or any individual director may do so in writing by addressing the correspondence to that individual or group, c/o D. Matthew Dorny, Corporate Secretary, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. All such communications will be initially received and processed by our Corporate Secretary. Accounting, audit, internal accounting controls and other financial matters will be referred to our Audit Committee chair. Other matters will be referred to the Board of Directors, the non-management directors, or individual directors as appropriate.

Compensation of Directors

In 2009, each director who did not receive compensation as an executive officer or employee of our company or our affiliates received an annual retainer fee of $35,000 for serving on the Board of Directors, a fee of $1,500 for each meeting of the Board of Directors or any committee meeting thereof attended, and an additional fee of $1,000 for each committee meeting attended if such director was the chair of that committee. The Lead Independent Director received an additional annual retainer fee of $10,000 for service in that position. The Audit Committee chair received an annual retainer fee of $15,000 and all other committee chairs received a $10,000 annual retainer fee. In addition, we compensated directors $1,500 per day for corporate events or travel we required. Directors were also reimbursed for certain expenses incurred in attending Board of Directors and committee meetings and other corporate events. We also provided company products to our directors for their use.

Upon reelection in 2009, each non-management director received 5,000 stock options, which will vest one day prior to the 2010 Annual Meeting. In February 2009, each non-management director also received a special grant of 10,100 stock options and 1,400 restricted stock units, with the right to elect to receive 4,900 additional stock options in lieu of receiving the 1,400 restricted stock units.

Our Board of Directors periodically reviews director compensation. The Nominating and Corporate Governance Committee is responsible for evaluating director compensation from time to time and making any adjustments it determines are appropriate. The Nominating and Corporate Governance Committee has retained the services of Frederic W. Cook & Co. as its independent compensation consultant to assist in the review of our director compensation program, to provide compensation data and alternatives, and to provide advice as requested. See the “Compensation Discussion and Analysis— Use of Compensation Consultants and Survey Data” for additional information regarding our independent compensation consultant.

Director Compensation Table – 2009

The table below summarizes the compensation paid to and earned by each of our directors in 2009 except for Blake Roney and Truman Hunt, whose compensation is reported in the executive compensation tables. Truman Hunt, Blake Roney, Steven Lund and Sandra Tillotson each serve as directors, but as company employees they receive no compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)(2)
Nevin Andersen	50,500	12,516	56,351	—	119,367
Daniel Campbell	80,500	—	72,397	—	152,897
E.J. “Jake” Garn	63,000	12,516	56,351	—	131,867
Andrew Lipman	70,000	12,516	56,351	—	138,867
Patricia Negrón	55,000	12,516	56,351	—	123,867
Thomas Pisano	41,500	—	72,397	—	113,897
David Ussery	55,000	12,516	56,351	—	123,867
Steven Lund(3)	—	—	—	1,224,471	1,224,471
Sandra Tillotson(4)	—	—	—	955,518	955,518

(1)
The amounts reported in these columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and do not represent amounts actually received by the director. For this purpose, the estimate of forfeitures is disregarded. For information on the valuation assumptions used in calculating these amounts, refer to note 11 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2009.

During the fiscal year ended December 31, 2009, Messrs. Andersen, Garn, Lipman, and Ussery and Ms. Negrón each received the following equity awards:

Grant Date	Restricted Stock Units (#)	Stock Options (#)	Aggregate Grant Date Fair Value ($)
2/27/2009	—	10,100	33,076
2/27/2009	1,400	—	12,516
5/18/2009	—	5,000	23,275

During the fiscal year ended December 31, 2009, Messrs. Campbell and Pisano each received the following equity awards:

Grant Date	Restricted Stock Units (#)	Stock Options (#)	Aggregate Grant Date Fair Value ($)
2/27/2009	—	15,000	49,122
5/18/2009	—	5,000	23,275

The outstanding stock and option awards held at December 31, 2009 by each of the listed individuals are set forth in the chart below:

Name	Stock Awards	Option Awards
Nevin Andersen	1,400	20,100
Daniel Campbell	—	92,500
E.J. “Jake” Garn	1,400	87,600
Andrew Lipman	1,400	87,600
Patricia Negrón	1,400	45,100
Thomas Pisano	—	25,000
David Ussery	1,400	20,100
Steven Lund	—	50,000
Sandra Tillotson	—	20,000

(2)
Does not include travel related expenses of spouses of certain non-employee directors to corporate events or products received by each of the non-employee directors, the aggregate amount of which is less than $10,000 per non-employee director.

(3)
As reflected in the table under “All Other Compensation,” Mr. Lund received compensation as an employee of the company for 2009, including a salary of $500,000, an incentive plan bonus of $513,716, discretionary bonuses of $28,697, a grant of 50,000 stock options on February 27, 2009 with an aggregate grant date fair value of $137,970 and other compensation of $44,089, including, among other things, $20,808 for distributor event related travel expenses of Mr. Lund’s spouse, an amount equal to our incremental cost for Mr. Lund’s personal use of company-provided company products and prizes at company parties, and $9,571 for tax payments for distributor event related travel expenses of Mr. Lund’s spouse.

(4)
As reflected in the table under “All Other Compensation,” Ms. Tillotson received compensation as an employee of the company for 2009, including a salary of $400,000, an incentive plan bonus of $410,974, discretionary bonuses of $22,928, a grant of 20,000 stock options on February 27, 2009 with an aggregate grant date fair value of $55,188 and other compensation of $66,429, including, among other things, $10,000 related to attending and speaking at international distributor events, an amount equal to our incremental cost for Ms. Tillotson’s personal use of company-provided sporting tickets, company products, distributor event related guest travel and prizes at company parties, and $17,013 for tax payments for distributor event related guest travel.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own beneficially more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our equity securities. Executive officers, directors, and greater than 10% beneficial owners are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2009, all executive officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that on March 17, 2009, we inadvertently filed one late Form 4 for each of Nevin Andersen, E.J. “Jake” Garn, Andrew Lipman, Patricia Negrón and David Ussery with respect to two transactions each; and for each of Daniel Campbell and Thomas Pisano with respect to one transaction each.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our executive compensation program consists of a variety of components, including base salary, cash incentive bonuses, equity awards, and retirement benefits. This compensation discussion and analysis is intended to provide greater visibility regarding:

•	our compensation objectives;

•	various components of our compensation program and how they relate to our compensation objectives;

•	factors taken into consideration in establishing executive compensation; and

•
decisions related to the 2009 compensation of the Chief Executive Officer, the Chief Financial Officer, and the other executive officers listed in the summary compensation table (the “named executive officers”), and the factors and analysis pertaining to such decisions.

Objectives

The primary objectives of our compensation program are to:

•	successfully recruit and retain experienced and talented executives;

•	provide competitive compensation arrangements that are tied to corporate and individual performance; and

•	align the financial interests of our executives with those of our stockholders.

The following table identifies the key components of our compensation program and the primary objectives of each component:

Component of Compensation Program	Primary Objective
Base Salary	Recruitment Retention

Cash Incentive Plan	Pay-for-Performance Stockholder Alignment
Equity Incentive Plan	Pay-for-Performance Stockholder Alignment
We also provide retirement benefits in the form of a 401(k) plan and a deferred compensation plan, as well as limited perquisites and other personal benefits to executive officers that represent a very small portion of their overall compensation.

Process for Determining Compensation

Role of Compensation Committee and Chief Executive Officer

The Compensation Committee (the “Committee”) is responsible for establishing and administering our executive compensation program. The Committee, together with the Nominating and Corporate Governance Committee, evaluate the performance of the Chairman and the Chief Executive Officer. The Committee is then responsible for setting their compensation. The Committee has delegated to the Chief Executive Officer the responsibility for evaluating the performance of the other executive officers and sharing those evaluations with the Committee. The Chairman and Chief Executive Officer can also make recommendations to the Committee with regard to the compensation packages for other executive officers. The Committee reviews any such recommendations and has the authority to approve, revise, or reject such recommendations.

Use of Compensation Consultants and Survey Data

The Committee has retained the services of Frederic W. Cook & Co. as its independent compensation consultant to assist the Committee in the review of our executive compensation program, to provide compensation data and alternatives to the Committee, and to provide advice to the Committee as requested. The compensation consultant engaged by the Committee does not perform any work for our company outside of the services it performs for the Committee and for the Nominating and Corporate Governance Committee with respect to director compensation. The Committee utilizes the compensation data and alternatives provided by the compensation consultant to analyze compensation decisions in light of current market rates and practices, and to help ensure that our compensation decisions are competitive and economically defensible. Peer group information and other data are among several factors used by the Committee in making compensation decisions.

The Committee compares compensation proposals to the compensation practices of a peer group of publicly-traded companies that compete in our industry or are similar in size to us. The Committee reviews and updates the peer group from time to time to ensure we are utilizing an appropriate group in terms of size and relevance. The group was most recently reviewed and revised in 2009 by taking into account the input and recommendations of Fredric W. Cook & Co. Based on such review, the Committee decided to:

•	remove six companies because their market capitalizations and/or revenue were outside the targeted range;

•	add four new consumer product companies whose market capitalization and/or revenue were within an appropriate range to ensure a sufficient breadth of peer companies; and

•	double-weight Herbalife in the survey as a result of the similarity of Herbalife’s business model to our business model.

Based on the analysis at such time, our company was at the median of this group with respect to market capitalization and near the median with respect to revenue. The following table indicates the companies that are included in our current peer group compared to the previous peer group.

Current Peer Group
Bare Escentuals, Inc.

Blyth, Inc.

Chattem, Inc.

CSS Industries, Inc.

Elizabeth Arden, Inc.

Gaiam, Inc.

Herbalife Ltd.

Inter Parfums, Inc.

NBTY, Inc.

Perrigo Company

Playtex Products, Inc.

Prestige Brands Holdings, Inc.

Sensient Technologies Corporation

Tupperware Brands Corporation

Usana Health Sciences, Inc.

Additions Alberto Culver Company Church & Dwight Co., Inc. The Hain Celestial Group, Inc. International Flavors and Fragrances Inc.	Deletions CSS Industries, Inc. Gaiam, Inc. Inter Parfums, Inc. Playtex Products, Inc. Prestige Brands Holdings, Inc. Usana Health Sciences, Inc.
New Peer Group
Alberto Culver Company

Bare Escentuals, Inc.

Blyth, Inc.

Chattem, Inc.

Church & Dwight Co., Inc.

Elizabeth Arden, Inc.

The Hain Celestial Group, Inc.

Herbalife Ltd. **

International Flavors and Fragrances Inc.

NBTY, Inc.

Perrigo Company

Sensient Technologies Corporation

Tupperware Brands Corporation

** Double-weighted

The competitive cash compensation data provided by Frederic W. Cook & Co. also includes limited use of national survey data calibrated for all industries for companies with revenue levels similar to ours. The Committee also uses survey data from other sources to supplement the data provided by our compensation consultant. In February 2009, the Committee utilized survey data from CompAnalyst, which combines data from the top five surveys in the United States such as Watson Wyatt and Mercer, as a further market check for proposed base salary adjustments. The CompAnalyst data was constricted to companies in the retail and wholesale industry, in all geographies, with revenues between $1 billion and $3 billion.

Risks Arising From Compensation Policies and Practices

We believe that our compensation policies and practices do not motivate imprudent risk taking. In this regard, we note that:

•	the company's cash incentive compensation is based on balanced performance metrics that we believe promote disciplined progress towards longer-term company goals and are capped at reasonable levels;

•	the company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term company value; and

•	the company's compensation programs are weighted towards offering long-term equity incentives that reward sustainable performance, especially when considering the company's stock retention guidelines.

Mix of Compensation

When the Committee reviews an executive officer’s compensation, it does not use a specific formula or allocation target to establish the level or mix of compensation. Rather, it exercises judgment in determining a compensation package that is appropriate to accomplish our compensation objectives under the circumstances applicable to the executive officer. The Committee also takes into consideration the relative mix of compensation provided by other companies and tries to ensure each component is competitive. Historically, a majority of target compensation is typically tied to corporate performance under our cash incentive plan and equity incentive plan.

The Committee also takes into consideration each executive officer’s “Total Direct Compensation” as a market check against the total direct compensation of executive officers in our peer group. “Total Direct Compensation” consists of base salary, cash bonuses, and valuation of equity grants using grant date valuations. The value of perks and retirement benefits is not included in the calculation of Total Direct Compensation because we do not view those benefits as being materially different from those offered by other companies. The Committee regularly reviews these other benefits to confirm that they remain relatively consistent with the value of perks and retirement benefits provided by our peer companies.

Components of Compensation

Base Salaries

Base salaries are provided to reflect the individual’s role, function, and competencies. In establishing and approving base salaries, the Committee considers various factors including:

•	current market practices and salary levels;

•	each executive officer’s responsibilities and capabilities;

•	individual performance and the performance of our company;

•	competitive offers made to executive officers and the level of salary that may be required to recruit or retain our executive officers; and

•	the recommendations of the Chairman of the Board and the Chief Executive Officer for executive officers other than themselves.

Base salaries for executive officers are typically reviewed annually during our evaluation period in February. The Committee does not assign specific weights to the factors identified above, but emphasizes establishing base salaries that are competitive in order to attract and retain qualified and effective executive officers.

The salary of our Chief Executive Officer, Mr. Hunt, was reviewed in September 2009 as part of a review of Mr. Hunt’s overall compensation. The Committee took into consideration Mr. Hunt’s performance as well as our corporate performance, as evidenced by significant growth in earnings per share through the first three quarters of the year (exclusive of restructuring charges in 2009 and foreign currency translation losses in 2008) and competitive compensation data which indicated that Mr. Hunt’s base salary and total cash and direct compensation were significantly below the median. Based on such review, Mr. Hunt’s salary was increased from $750,000 to $866,000 effective in the fourth quarter of 2009.

In February 2009, the Committee reviewed the base salaries of the other executive officers. The Committee approved an increase in the base salary of Mr. Wood from $350,000 to $375,000. Key factors considered by the Committee in making the adjustment consisted of Mr. Wood’s successful efforts to drive significant improvements in operating margin and performance accountability, and his role in reducing operating losses in unprofitable and newer markets. The Committee also approved an increase in base salary for Mr. Chard from $350,000 to $375,000. The Committee took into account the company’s revenue growth, Mr. Chard’s implementation of distributor compensation enhancements in the United States and Europe, and improved sales and marketing alignment among our markets in making the adjustment to Mr. Chard’s salary. The Committee also considered Mr. Hunt’s evaluation of Mr. Wood and Mr. Chard’s performance, and his recommendations regarding base salary adjustments, as well as compensation data for similar positions. No changes were made to the base salaries of the other named executive officers in 2009.

Cash Incentive Bonuses

Consistent with our objective to tie a significant portion of the executive officers’ compensation to our financial performance, our 2006 Senior Executive Incentive Plan pays cash incentive bonuses based on our company’s performance. The plan was designed to motivate executive officers and reward them for meeting their short-term operating targets.

Based on the unanticipated impact that foreign currency exchange rate fluctuations had on the measurement of performance for incentive bonus purposes in 2008, the Committee elected to use operating income as the profitability target and to calculate targets and actual performance in 2009 using constant currency rates to eliminate the impact of foreign currency swings. The Committee believes these changes will more accurately measure management’s performance.

Targeted incentive bonuses are split evenly between revenue and operating income. The Committee believes revenue is an appropriate measure of management’s effectiveness in growing the business and that operating income measures the effectiveness of management in growing the business in a profitable manner. The Committee also believes an even split is appropriate for the company because management performance is tied equally to growing the business and increasing profitability. Our incentive plan allocates 50% of the targeted incentive pay to annual targets and 50% of the targeted incentive pay to quarterly targets (12.5% per quarter).  We believe allocating a portion of the targeted bonuses to quarterly targets motivates focused performance throughout each quarter, while the annual performance bonus provides meaningful incentive to achieve strong annual results.

Bonuses are computed based upon the degree to which the targeted performance measures were met or exceeded. If targets are met for a particular incentive period, a participant will receive a bonus amount equal to a pre-established percentage of salary (the “Target Bonus”). If the target is not met, the bonus amount decreases linearly until reaching 50% of the Target Bonus at the minimum target level. No bonus is paid if minimum profitability targets are not met. To the extent actual revenue or profitability measures exceed target levels, the bonus increases linearly above the Target Bonus until reaching 200% of the Target Bonus at the stretch level. If performance exceeds the stretch level, the bonus amount increases in proportion to the extent to which stretch targets are exceeded. The total bonus that an executive officer can earn was capped at $3 million under the terms of the plan in 2009. The Committee has the discretion to exclude extraordinary, infrequent or non-operational items or amounts from the performance calculations to the extent it determines appropriate. In 2009, the Committee elected to exclude the impact of restructuring charges from both the targets and the measurement of actual performance. During the last three years, bonuses at the corporate level have been paid at 36.7 % of target, 85.3% of target, and 171.2% of target.

We set the targeted level of bonuses as a percentage of base salary based on an executive officer’s position and responsibility and market practices. The target levels are intended to tie a significant portion of an executive officer’s total cash compensation to our performance. We set Mr. Hunt’s target bonus percentage at 100%, which is in line with the market practices of our peer group. Historically, we have typically structured our cash incentives for our other named executive officers to be similar in size. For 2009, the target bonus percentages for our named executive officers were set at 60%, consistent with the level in prior years.

Incentive Plan Targets

The table below sets forth the operating income and revenue targets for the incentive periods in 2009, the actual performance, the percentage of the target goals achieved, and the percentage of the Target Bonus that was paid. The targets and actual results are calculated using constant currency rates and exclude restructuring charges. We have included the growth rates over the prior-year period to help provide a clearer understanding of the performance levels targeted under the incentive plan. In establishing these targets, the Committee took into consideration the challenging economic environment as well as the Company’s performance during the prior year. The total dollar amount of the bonuses earned is set forth in the Summary Compensation Table.

(dollar amounts expressed in thousands)
	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Annual
Revenue
Target(1) (constant currency growth rate over prior year)	$312,657 4.9%	$336,813 4.7%	$326,000 5.1%	$333,458 5.0%	$1,308,928 4.9%
Actual (constant currency growth rate over prior year)	$309,750 3.9%	$335,680 4.3%	$330,945 6.7%	$355,522 11.9%	$1,331,897 6.8%
% of Target Achieved	99%	100%	102%	107%	102%
% of Target Bonus Paid	87%	95%	132%	202%	136%
Operating Income
Target(2) (constant currency growth rate over prior year)	$29,434 7.3%	$30,968 7.0%	$32,400 7.1%	$41,344 6.5%	$134,146 7.0%
Actual (constant currency growth rate over prior year)	$33,384 21.7%	$39,738 37.4%	$40,094 32.5%	$44,741 15.2%	$157,957 25.9%
% of Target Achieved	113%	128%	124%	108%	118%
% of Target Bonus Paid	206%	219%	215%	200%	210%
(1)
Minimum revenue targets for the four quarterly and annual periods were $301,379, $324,500, $313,116, $320,755, and $1,259,750, respectively. Stretch revenue targets were $328,000, $354,000, $341,299, $349,337, and $1,372,636, respectively.

(2)
Minimum operating income targets for the four quarterly and annual periods were $27,878, $29,432, $30,808, $39,287, and $127,405, respectively. Stretch operating income targets were $31,552, $33,286, $34,791, $44,566, and $144,195, respectively.

Differences between actual results reported in the table above and results reported in our audited financial statements are a result of the difference between the exchange rates used in our financial statement and constant currency rates used to measure performance under the incentive plan, as well as the exclusion of restructuring charges. To facilitate comparisons between the incentive period and the prior-year period (i.e., to help measure core growth rates in the targets), the currency rates used to establish the targets and measure performance were the exchange rates that were used in the prior-year period.

Prior to 2010, bonuses were capped under the plan at $3 million for each executive officer. The Committee elected to cap aggregate bonuses for an executive officer at double the annual target bonus beginning in 2010, and to decrease the slope of the increase in the bonus for performance above the target. The Committee also determined that up to 20% of the incentive bonus will be conditioned upon meeting individual performance targets in 2010. We made this change in order to motivate and reward individual performance on key performance criteria.

Other Bonus

The Committee has the right to make discretionary bonuses to executive officers for excellent performance and other factors. We believe that it is appropriate to reward for superior individual performance in exceptional circumstances. However, the Committee has generally only approved discretionary bonuses in limited circumstances. In 2009, we elected to make small discretionary bonuses to our executive officers in an amount equal to one-week’s pay. This decision was based on the exceptional performance of the company in 2009 as measured by significant earnings per share growth and increases in shareholder value, against a challenging macro-economic environment.

We have occasionally agreed to pay retention or guaranteed bonuses when it was necessary to attract or retain a key executive officer. As a general rule, we believe a retention bonus paid at the end of an agreed upon employment period can provide a greater incentive to remain employed than an equivalent increase in salary because the salary is paid pro rata throughout the period and the retention bonus is only paid if the employee remains employed at the end of the employment period. At the end of 2009, a retention bonus of $400,000 became payable to Mr. Chang pursuant to the terms of the compensation package that was negotiated in 2006 in light of other opportunities available to Mr. Chang. In 2009, the Committee approved a renewal of Mr. Chang’s employment agreement and, as an inducement to retain his services, agreed to pay Mr. Chang additional annual retention bonuses at the end of each of the next five years in amounts ranging from $250,000 to $300,000. Such retention bonuses, however, will be reduced dollar-for-dollar by the amount of any cash incentive bonus earned by Mr. Chang. We believe that this retention bonus is an appropriate mechanism to incentivize Mr. Chang to remain with our company based on Mr. Chang’s substantial contributions in our product development area, his experience in the industry, his value as a spokesperson to our global distributor force, and other competitive opportunities available to him. We elected to reduce the amount of the retention bonus by the amount of any incentive bonus so that Mr. Chang does not receive the benefit of both an incentive bonus and a retention bonus in the same year.

Annual Equity Grants

Aligning the interests of our executive officers with those of our stockholders is an important objective of our compensation program. In order to accomplish this objective, we tie a significant portion of the total compensation of executive officers to our long-term stock performance through the grant of equity awards and the adoption of our Stock Retention Guidelines. We also believe that equity compensation helps motivate executive officers to drive earnings growth because they will be rewarded with increased equity value, and assists in the retention of executive officers who may have significant value tied up in unvested equity awards.

We periodically review and adjust the level of our equity awards. We do not use a fixed formula or criteria in determining whether to adjust the level of equity awards, but subjectively evaluate a variety of factors consisting of:

•	practices of peer companies;

•	degree of responsibility for overall corporate performance;

•	overall compensation levels;

•	changes in positions and/or responsibilities;

•	individual and corporate performance;

•	potential dilution of our overall equity grants;

•	accumulated realized and unrealized value of equity awards;

•	associated expenses of such awards; and

•	recommendations of the Chairman of the Board and Chief Executive Officer with respect to the other executive officers.

Historically, we have fixed the number of shares/options to be granted on an annual basis and have used compensation survey data to confirm that our equity practices are reasonable compared to our peers. While we generally have not given significant consideration to the value of existing equity awards because we want to ensure that our equity compensation is competitive on an annualized basis, and we want to provide an incentive from the date of grant, we do review and consider the value of existing awards (inclusive of stock sales proceeds over the previous three years) of our executive officers in connection with our review of equity compensation practices. In evaluating annual option grant levels, we also take into consideration special grants of performance options that were made in 2007 and 2008 that only vest if our earnings per share exceed $1.50 and $2.00 per share in any four-quarter period prior to the end of 2012. Half of these options have now vested based on performance in 2009. We have allocated the value of these options over the five-year vesting period for purposes of our assessment of the equity grant values for annual grants each year.

Mr. Hunt’s semi-annual option grant was previously established at 92,500 options. Based on our review of Mr. Hunt’s performance and review of equity compensation practices of the company’s peer group, we elected to maintain that level of annual grants in 2009. Historically, we have maintained the semi-annual equity grant levels for our other executive officers at 17,500 options, with the exception of Mr. Wood who has received 22,500 options based on his level of responsibility. In 2009, we elected to maintain these levels except for the changes noted below and the special option grant discussed in the following paragraph. In 2009, we elected to increase Mr. Chard’s semi-annual option grant from 17,500 options to 22,500 options, the same level as Mr. Wood, based on his responsibility for managing all of the company’s markets and his solid performance in helping the company to achieve its 2008 results. Although we provide the named executive officers with the right to elect to take 30% of their semi-annual grants in the form of restricted stock units (adjusted at a 3.5 to 1 ratio), none of the named executive officers elected this option in 2009.

2009 Special Option Grants

As the global economic downturn impaired equity valuations, we saw a significant decline in our stock price despite the fact that our company performed strongly in 2008. As a result of this decline in overall equity valuations, most of our outstanding stock options were out-of-the-money at the end of the year despite our solid performance. The Committee was concerned that the motivational and retentive benefits of prior grants had been significantly diminished because many of these options were so far out-of-the-money. As a result, the Committee reviewed the equity compensation for our management team and key employees to determine a way to provide a significant incentive for our key employees to continue to drive growth in such a difficult economic environment. As part of this review, the Committee received input from its compensation consultant regarding trends that were developing with respect to equity practices as a result of the economic and market environment and the corresponding reduction in option grant values. Following this review, the Committee elected to:

•	make a special grant of options to a group of approximately 80 individuals including our executive offiers and directors in addition to the regular semi-annual and annual option grants;

•	accelerate the semi-annual grant of options that would normally occur in August 2009 by granting them in February 2009 with the February semi-annual grant; and

•
provide key employees and directors who had received restricted stock units with the right to receive options this year in lieu of restricted stock units at the conversion rate of 3.5 options for every restricted stock unit.

We believe this special option grant provided an attractive equity incentive for executive officers, directors and key employees that is both motivational and a retention incentive, but did not increase overall equity compensation expense. Because of the decline in our stock value, the expense associated with granting equity awards had also decreased. As a result, this provided us with an opportunity to make a special equity grant in addition to the regular semi-annual equity grants. The special grant was designed to result in a total grant of options in 2009 (regular semi-annual grants plus the special grant in February) that would not increase materially the total equity compensation expense in 2009 compared to what was expensed in prior years related to equity grants. The numbers of options granted to the named executive officers, other than Mr. Roney, were generally determined to be an amount that would not materially increase the annual equity expense associated with their grant (other than that resulting from an increase in the regular semi-annual grant amount previously discussed). Although we typically have not made equity grants to our founding shareholders who serve as executives, we elected to make a grant of options to these individuals, including Mr. Roney, as an added performance incentive. The numbers of options approved for this special option grant in February 2009 to named executive officers were as follows:

Name	Special Option Grant	Combined Semi-Annual Grant	Total
Truman Hunt	65,000	185,000	250,000
Blake Roney	50,000	0	50,000
Ritch Wood	40,000	45,000	85,000
Joseph Chang	40,000	35,000	75,000
Daniel Chard	40,000	45,000	85,000

We believe these grants were an important incentive for our executive officers and contributed to corporate performance in 2009.

Timing of Equity Grants

We have historically made semi-annual equity grants to our executive officers and key employees. These grants generally take place at or near the end of February and August each year. The exercise price of the options is set at the closing price of our stock on the date of grant. We have typically made two semi-annual grants of stock options rather than one annual grant in order to minimize the impact of stock volatility on the exercise price. For consistency purposes, we also make grants of restricted stock units on these dates so that the Committee is reviewing the entire equity grant at the same time. The Committee generally meets on the proposed grant date at which time they review the award list and approve the grant. We also grant a limited number of equity awards at times other than on the general semi-annual grant dates, including the special equity grants discussed above. These awards are generally related to new hires, promotions, changes in job responsibilities, and new compensation packages.

Shift to Performance Share/Options

While we consider time-vested stock options to be performance based because the stock price must increase after the grant for them to be valuable, in re-evaluating our equity compensation practices we believe that the performance nature of our equity grants could be enhanced by making a portion of equity grants in the form of performance shares or performance options. We believe the performance options that were granted in 2007 have been a motivating factor for our key employees and executive officers. As a result, we have elected to have 50% or more of the annual equity grants in 2010 be in the form of performance stock options and performance shares.

Equity Retention Guidelines

In January 2005, we established equity retention guidelines for our executive officers to motivate them to consider the long-term consequences of business strategies and to provide a level of long-term performance risk with respect to our compensation programs. These guidelines provide that executive officers and directors must retain 50% to 75% of the net shares (after payment of the exercise price and related taxes) with respect to any equity award unless the individual holds a designated level of shares as are phased in over a five-year period. Outstanding options and restricted stock units are not counted for purposes of satisfying the designated level. At the end of the five-year phase-in period, the designated ownership levels are set at 100,000 shares for our Chief Executive Officer, 20,000 shares for our executive officers, and 5,000 shares for our directors.

Retirement and Other Post-Termination Benefits

Our executive officers do not participate in any pension or defined benefit plan. We believe it is important for retention purposes to provide executive officers with a meaningful opportunity to accumulate savings for their retirement. To accomplish this objective, we maintain both a tax-qualified 401(k) plan and a non-qualified deferred compensation plan. We do not make any matching contributions under the deferred compensation plan, but we do make discretionary contributions to the plan for select employees ranging from 3% of salary to 10% of salary. Effective January 1, 2009, we amended the vesting provisions to provide that the company contributions will vest 50% at 10 years of service and 5% each year thereafter. The vested balance will not be paid out, however, if the participant competes with the company during the one-year period following termination of employment. This non-compete limitation terminates after the participant has reached 20 years of service or age 60. Previously, the company contributions vested after 20 years of service. We made this change because we believe that the 20-year cliff vest was too restrictive and resulted in the company considering requests to accelerate vesting for executive officers that were dismissed in connection with corporate restructurings where it seemed inappropriate for an executive officer to lose 100% of his/her deferred compensation. We believe we also benefit by tying payout of a portion of the benefit after 10 years to a non-compete provision.

The employment agreement entered into by Mr. Hunt when he was appointed President and Chief Executive Officer in 2003 contains certain severance and change of control benefits. These benefits provide for acceleration of his equity awards immediately prior to the announcement of a change of control and lump sum severance benefit in the event his employment is terminated within two years following a change of control. Mr. Hunt is also entitled to an excise tax gross-up on his cash severance benefits. These benefits were negotiated at the time Mr. Hunt became the President and Chief Executive Officer and we believe these benefits help ensure Mr. Hunt will remain employed and actively engaged in the event of a potential change of control. We have also agreed to certain severance payments for Mr. Hunt if he is terminated without cause, which we believe are reasonable and necessary in order to attract and retain a qualified Chief Executive Officer.

Mr. Chang is also entitled to have his stock options vest in the event of a change of control and is also entitled to certain severance benefits. We also have a severance or employment arrangement with Mr. Chard. These change of control and severance benefits are described and quantified below under the section entitled “Employment Agreements” and in the table below entitled “Potential Payments Upon Termination or Change of Control.” Neither of these employees have any excise tax gross-up rights and we did not provide an excise tax gross-up benefit to any other employee in 2009, whether through a new agreement or amendment of an existing agreement.

Our current equity awards for key employees also provide for accelerated vesting upon a change of control if an employee is terminated within two-years following such change of control. We believe this double trigger acceleration is a reasonable way to protect employees who may be terminated following a change of control. It also assists us in retaining their services in the event of a potential change of control. We believe such arrangements are in the best interests of the company and our stockholders if they are reasonable in amount and scope, because they can help to retain key employees during a change of control process.

Perquisites and Other Personal Benefits

We also provide our executive officers and other key employees with other limited benefits and perquisites. These consist of, among other things, payments for term life insurance, use of recreational equipment and properties, certain sporting event tickets, security and free company product. Historically, we have paid the income taxes associated with the use of these perquisites. However, in 2009, we elected to discontinue paying the income taxes associated with these perquisites except for limited business related perks such as spousal travel to distributor events where the spouse is expected to attend and help entertain and participate in events with distributors and their spouses. We have elected to continue to pay the income taxes for these business-related perks because we believe they are business expenses. These benefits represent a very small portion of an executive officer’s overall compensation and provide a benefit to the company and its stockholders. The amount of these benefits is included in the All Other Compensation Table that follows the Summary Compensation Table.

Tax Limitations on Deductibility

We have taken into consideration the limitation on deductibility for United States income tax purposes of compensation in excess of $1 million paid to our Chief Executive Officer and the three other most highly compensated executive officers employed at the end of the year (other than our Chief Financial Officer) by structuring a significant portion of our compensation as performance-based. Our current cash incentive plan and equity incentive plan have been approved by our shareholders, and the awards under these plans can qualify as “performance-based” for purposes of the deductibility limitations. While we try to structure compensation so that it will be deductible for income tax purposes, we also exercise judgment and may authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our company and our stockholders. Typically, we have not had to address 162(m) issues as most of our compensation is performance based. In connection with Mr. Chang’s retention bonus and restricted stock unit grant, we considered the 162(m) impact and determined to grant the awards even though a portion of compensation would not be deductible in some years because the amount would not be material to our overall financial results and we believed the benefit of retaining Mr. Chang’s services were greater than the incremental tax cost.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in this proxy statement. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in this proxy statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Daniel Campbell, Chairman
E.J. “Jake” Garn
Andrew Lipman
Patricia Negrón
David Ussery

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)

Truman Hunt President and Chief Executive Officer	2009	776,849	49,832	—	689,852	1,413,672	119,493	3,049,698
	2008	673,077	437,398	—	1,927,684	201,137	118,715	3,358,011
	2007	550,000	21,154	—	275,795	201,983	201,270	1,250,202

Ritch Wood Vice President and Chief Financial Officer	2009	371,154	21,485	—	234,550	385,288	73,381	1,085,858
	2008	350,000	127,857	—	220,636	64,780	76,217	839,490
	2007	350,000	13,462	—	764,193	77,183	83,199	1,288,037

Blake Roney Chairman of the Board	2009	750,000	43,119	—	137,970	770,576	37,726	1,739,391
	2008	750,000	273,978	—	—	138,814	53,176	1,215,968
	2007	750,000	28,846	—	—	165,277	33,028	977,151

Joseph Chang Chief Scientific Officer and Executive Vice President, Product Development	2009	500,000	428,697	1,216,000	206,956	530,446	79,243	2,961,342
	2008	500,000	482,652	23,910	145,152	92,543	79,746	1,324,003
	2007	500,000	220,231	—	733,043	110,218	68,360	1,631,852

Daniel Chard President, Global Sales and Operations	2009	371,154	21,485	—	234,550	385,288	73,156	1,085,633
	2008	346,154	128,857	—	171,606	64,780	85,557	796,954
	2007	322,115	12,500	25,035	701,893	71,676	71,308	1,204,527

(1)
Mr. Hunt and Mr. Chang deferred a portion of their salaries under our non-qualified deferred compensation plan, which is included in the Nonqualified Deferred Compensation Table. Each of the named executive officers, except Mr. Roney, also contributed a portion of his salary to our 401(k) retirement savings plan.

(2)
The amounts reported in this column include gift payments that we have historically made to all corporate employees as year-end holiday gifts in the form of a gift certificate or similar merchant credit arrangement, or cash in an amount equal to a percentage of each employee’s base salary (approximately two weeks of salary). The amounts reported in this column for 2009 also include a special discretionary bonus in an amount equal to a percentage of each named executive officer’s base salary (approximately one week of salary). The amounts reported in this column for 2008 also include discretionary bonuses based on the company’s performance during the three months ended September 30, 2008 and the year ended December 31, 2008, which were paid 75 percent in cash and 25 percent in shares of our Class A Common Stock. The total discretionary bonus amounts received by the named executive officers were as follows: Mr. Hunt, $408,552; Messrs. Wood and Chard, $114,395; Mr. Roney, $245,132; and Mr. Chang, $163,421. These amounts include discretionary bonus stock granted on February 20, 2009, with a grant date closing price of $10.41 per share, with the named executive officers receiving the following number of shares: Mr. Hunt, 9,817; Messrs. Wood and Chard, 2,749; Mr. Roney, 5,890; and Mr. Chang, 3,927. In connection with this discretionary bonus stock grant, Messrs. Hunt and Roney were granted the right to surrender a portion of the shares to satisfy related tax withholding obligations. The amounts reported in this column for Mr. Chang include retention bonuses paid pursuant to Mr. Chang’s employment contract for his continued service through December 31of 2007, 2008 and 2009. See the “Compensation Discussion and Analysis—Other Bonus” for additional information regarding Mr. Chang’s retention bonus.

(3)
The amounts reported in these columns reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718 and do not represent amounts actually received by the named executive officers. For this purpose, the estimate of forfeitures is disregarded. For information on the valuation assumptions used in calculating these amounts, refer to note 11 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2009.

(4)
The amounts reported in this column are cash awards to the named executive officers made pursuant to our 2006 Senior Executive Incentive Plan. See the “Compensation Discussion and Analysis—Cash Incentive Bonuses” for information regarding these awards. Mr. Hunt and Mr. Chang deferred a portion of their incentive bonuses under our non-qualified deferred compensation plan, which is included in the “Nonqualified Deferred Compensation Table”.

(5)	See the “All Other Compensation Table” below for additional information.

All Other Compensation Table – 2009

The following table describes the components of the All Other Compensation column for 2009 in the Summary Compensation Table.

Name	Company Contributions to Deferred Compensation Plan ($)	Tax Payments ($)(1)	Term Life Insurance Premiums paid by Company ($)(2)	Company Contributions to 401(k) Retirement Savings Plan ($)	Perquisites and Other Personal Benefits ($)(3)	Other ($)	Total ($)
Truman Hunt	75,000	4,044	5,305	8,575	26,569	—	119,493
Ritch Wood	37,500	4,044	300	8,575	22,962	—	73,381
Blake Roney	—	13,848	1,680	8,575	13,624	—	37,727
Joseph Chang	50,000	4,044	3,270	8,575	13,354	—	79,243
Daniel Chard	37,500	4,044	460	8,575	22,577	—	73,156

(1)
This column reports amounts reimbursed by us for the payment of taxes with respect to travel of the named executive officers’ spouses to corporate and distributor events. In 2009, we elected to discontinue paying the income taxes associated with non-business related perquisites. For further discussion regarding tax payments, see the “Compensation Discussion and Analysis – Perquisites and Other Personal Benefits” section above.

(2)	This column reports premiums paid to obtain term life insurance policies with coverage of $500,000 for Messrs. Hunt, Wood, Chang and Chard, and $1,000,000 for Mr. Roney.

(3)
This column reports our incremental cost for perquisites and personal benefits provided to the named executive officers. In 2009, these benefits included, among other things, the personal use of company-provided vehicles, cabins, sporting tickets, company products, corporate and distributor event related spouse travel and prizes at company parties.

Grants of Plan-Based Awards – 2009

The following table provides information about equity and non-equity awards granted to the named executive officers in 2009.

Name	Grant Date	Estimated Future Payouts under non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
		Threshold ($)(1)	Target ($)(1)	Max ($)(1)	Threshold ($)	Target ($)	Max ($)

Truman Hunt	2/27/2009	—	—	—	—	—	—	—	250,000	9.40	689,852
	N/A	205,625	822,500	3,000,000	—	—	—	—	—	—	—

Ritch Wood	2/27/2009	—	—	—	—	—	—	—	85,000	9.40	234,550
	N/A	56,250	225,000	3,000,000	—	—	—	—	—	—	—

Blake Roney	2/27/2009	—	—	—	—	—	—	—	50,000	9.40	137,970
	N/A	112,500	450,000	3,000,000	—	—	—	—	—	—	—

Joseph Chang	2/27/2009	—	—	—	—	—	—	—	75,000	9.40	206,956
	11/9/2009	—	—	—	—	—	—	50,000	—	—	1,216,000
	N/A	75,000	300,000	3,000,000	—	—	—	—	—	—	—

Daniel Chard	2/27/2009	—	—	—	—	—	—	—	85,000	9.40	234,550
	N/A	56,250	225,000	3,000,000	—	—	—	—	—	—	—

(1)
The amounts reported in these columns reflect potential payouts for 2009 under our incentive plan if the respective levels of performance were achieved for all quarters and for the year. The amounts reported in the Threshold column reflect the potential payout if any company performance metric was at the minimum level required to receive a bonus. The amounts reported in the Target column reflect the potential payout if all company performance metrics were at target levels. In the event that stretch level targets are exceeded, the bonus payable increases in proportion to the extent to which the targets are exceeded, but cannot exceed $3 million. If all stretch level targets had been met during 2009, the named executive officers would have been paid the following under this plan: Mr. Hunt, $1,645,000; Mr. Wood, $450,000; Mr. Roney, $900,000; Mr. Chang, $600,000; and Mr. Chard, $450,000. See the “Summary Compensation Table” above for awards that were actually paid to the named executive officers under the incentive plan with respect to the year 2009.

(2)
The awards reported in this column are restricted stock units granted under our 2006 Stock Incentive Plan. These awards vest and convert into shares of Nu Skin stock in four equal annual installments beginning one year from the date of the respective grant.

(3)
The awards reported in this column are stock options granted to the named executive officers under our 2006 Stock Incentive Plan. These stock option awards vest and become exercisable in four equal annual installments beginning one year from the date of the respective grant.

(4)	This column shows the exercise price for the stock option awards granted, which in each case is the closing price of our stock on the date of the respective grant.

(5)
The amounts reported in this column reflect the aggregate grant date fair value of equity awards computed in accordance with FASB ASC Topic 718. For this purpose, the estimate of forfeitures is disregarded. For information on the valuation assumptions used in calculating these amounts, refer to note 11 to our financial statements in the Form 10-K filed for the fiscal year ended December 31, 2009.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have employment agreements or offer letters with Truman Hunt, Joseph Chang and Daniel Chard. The following summarizes the material terms of these agreements or letters, as amended, that remain in effect. For additional discussion on these employment arrangements, see the “Compensation Discussion and Analysis” section above.

Truman Hunt

•
All equity awards vest upon a change of control. If within 24 months of a change of control Mr. Hunt is involuntarily terminated without cause, he is entitled to a severance payment equal to three times his annual compensation then in effect (current base salary plus current cash bonus target of 100% of base), health insurance benefits for 36 months, and excise tax protection.

•
If Mr. Hunt is terminated by us without cause, he is entitled to a severance payment equal to two times his annual compensation (current base salary plus current cash bonus target of 100% of base) and excise tax protection.

•	Mr. Hunt is subject to our key employee covenants including confidentiality, assignment of work product, non-competition and non-solicitation.

Joseph Chang

•	$525,000 annual base salary as of January 1, 2010.

•	Annual retention bonus for continued employment at the end of each year in the amount of $250,000 for years 2010-2012 and $300,000 for years 2013 and 2014.

•	Initial contingent stock award of 50,000 shares that vest in five equal annual installments, the first of which will vest on December 31, 2010.

•	Participation in our standard stock incentive plan at no less than 35,000 stock options per year.

•	Cash incentives (currently at a target of 60% of base salary).

•	All stock options vest upon a termination in connection with a change of control.

•
If Mr. Chang is terminated without cause prior to the end of 2014, Mr. Chang is entitled to (i) his then applicable annual base salary for twelve months, (ii) any retention bonus and cash incentive bonus that would have been payable during such 12-month period, and (iii) vesting of any stock incentive awards that would have been vested during such 12-month period.

•	If Mr. Chang remains employed until age 60, upon termination he will be entitled to a four-year consulting contract with us for $250,000 per year.

•	Our obligations under this agreement are contingent upon various restrictive covenants, including, among others, non-competition, non-solicitation, non-endorsement and confidentiality.

Daniel Chard

•
Initial stock option award of 100,000 shares, with 50% vesting in four equal annual installments, the first of which vested in February 2007, and 50% vesting in February 2011. He is also entitled to participation in our stock incentive plan at no less than 35,000 stock options per year. All equity awards vest on a change of control.

•	For termination without cause, Mr. Chard is entitled to severance equal to 1.5 times his then current base salary.

•	Mr. Chard is subject to our key employee covenants including confidentiality, assignment of work product, non-competition and non-solicitation.

Outstanding Equity Awards at Fiscal Year-End - 2009

The following table provides information on the holdings of equity awards by the named executive officers as of December 31, 2009.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Truman Hunt	8/31/2000	35,000	—	—	6.56	8/31/2010	—	—
	2/28/2001	17,500	—	—	8.20	2/28/2011	—	—
	8/31/2001	17,500	—	—	6.85	8/31/2011	—	—
	3/1/2002	17,500	—	—	8.99	3/1/2012	—	—
	9/3/2002	17,500	—	—	12.00	9/3/2012	—	—
	1/17/2003	250,000	—	—	12.45	12/31/2012	—	—
	2/27/2004	25,000	—	—	19.15	2/27/2014	—	—
	9/1/2004	25,000	—	—	26.13	9/1/2014	—	—
	2/28/2005	25,000	—	—	22.33	2/28/2015	—	—
	8/31/2005	25,000	—	—	21.34	8/31/2015	—	—
	5/26/2006	18,750	6,250	—	17.58	2/28/2013	—	—
	9/1/2006	18,750	6,250	—	17.25	9/1/2013	—	—
	2/26/2007	12,500	12,500	—	17.75	2/26/2014	—	—
	12/20/2007	12,500	12,500	—	16.50	12/20/2014	—	—
	2/28/2008	6,250	18,750	—	16.89	2/28/2015	—	—
	5/12/2008	—	—	175,000	17.14	5/12/2013	—	—
	5/12/2008	—	—	175,000	17.14	5/12/2013	—	—
	8/11/2008	12,500	37,500	—	17.03	8/11/2015	—	—
	2/27/2009	—	250,000	—	9.40	2/27/2016	—	—

Ritch Wood	9/3/2002	5,625	—	—	12.00	9/3/2012	—	—
	5/12/2003	37,500	—	—	10.31	5/12/2013	—	—
	9/2/2003	17,500	—	—	11.50	9/2/2013	—	—
	2/27/2004	17,500	—	—	19.15	2/27/2014	—	—
	9/1/2004	17,500	—	—	26.13	9/1/2014	—	—
	2/28/2005	17,500	—	—	22.33	2/28/2015	—	—
	6/9/2005	50,000	—	—	23.28	6/9/2015	—	—
	8/31/2005	17,500	—	—	21.34	8/31/2015	—	—
	5/26/2006	16,875	5,625	—	17.58	2/28/2013	—	—
	9/1/2006	16,875	5,625	—	17.25	9/1/2013	—	—
	2/26/2007	11,250	11,250	—	17.75	2/26/2014	—	—
	12/20/2007	—	—	60,000	16.50	12/20/2014	—	—
	12/20/2007	—	—	60,000	16.50	12/20/2014	—	—
	2/28/2008	5,625	16,875	—	16.89	2/28/2015	—	—
	8/11/2008	5,625	16,875	—	17.03	8/11/2015	—	—
	2/27/2009	—	85,000	—	9.40	2/27/2016	—	—

Blake Roney	2/27/2009	—	50,000	—	9.40	2/27/2016	—	—

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Joseph Chang	2/28/2001	3,917	—	—	8.20	2/28/2011	—	—
	4/19/2002	25,000	—	—	12.45	8/30/2010	—	—
	9/3/2002	12,500	—	—	12.00	9/3/2012	—	—
	3/10/2003	12,500	—	—	9.04	3/10/2013	—	—
	9/2/2003	17,500	—	—	11.50	9/2/2013	—	—
	2/27/2004	17,500	—	—	19.15	2/27/2014	—	—
	9/1/2004	17,500	—	—	26.13	9/1/2014	—	—
	2/28/2005	17,500	—	—	22.33	2/28/2015	—	—
	8/31/2005	17,500	—	—	21.34	8/31/2015	—	—
	5/26/2006	13,125	4,375	—	17.58	2/28/2013	—	—
	9/1/2006	13,125	4,375	—	17.25	9/1/2013	—	—
	2/26/2007	8,750	8,750	—	17.75	2/26/2014	—	—
	12/20/2007	—	—	60,000	16.50	12/20/2014	—	—
	12/20/2007	—	—	60,000	16.50	12/20/2014	—	—
	2/28/2008	4,375	13,125	—	16.89	2/28/2015	—	—
	8/11/2008	—	—	—	—	8/11/2015	1,125	30,229
	8/11/2008	3,062	9,188	—	17.03	8/11/2015	—	—
	2/27/2009	—	75,000	—	9.40	2/27/2016	—	—
	11/9/2009	—	—	—	—	11/9/2016	50,000	1,343,500

Daniel Chard	9/9/2002	1,500	—	—	12.45	9/9/2012	—	—
	3/10/2003	1,500	—	—	9.04	3/10/2013	—	—
	9/2/2003	3,750	—	—	11.50	9/2/2013	—	—
	2/27/2004	5,000	—	—	19.15	2/27/2014	—	—
	4/29/2004	25,000	—	—	23.87	4/29/2014	—	—
	9/1/2004	10,000	—	—	26.13	9/1/2014	—	—
	2/28/2005	10,000	—	—	22.33	2/28/2015	—	—
	8/31/2005	10,000	—	—	21.34	8/31/2015	—	—
	5/26/2006	13,125	4,375	—	17.58	2/28/2013	—	—
	5/26/2006	37,500	62,500	—	17.58	5/26/2013	—	—
	9/1/2006	13,125	4,375	—	17.25	9/1/2013	—	—
	2/26/2007	—	—	—	-	2/26/2014	750	20,153
	2/26/2007	6,250	6,250	—	17.75	2/26/2014	—	—
	12/20/2007	—	—	60,000	16.50	12/20/2014	—	—
	12/20/2007	—	—	60,000	16.50	12/20/2014	—	—
	2/28/2008	4,375	13,125	—	16.89	2/28/2015	—	—
	8/11/2008	4,375	13,125	—	17.03	8/11/2015	—	—
	2/27/2009	—	85,000	—	9.40	2/27/2016	—	—

(1)	Option Awards

Grant	Vesting Schedule
5/26/2006 (Daniel Chard 100,000)	50% of the award vests in four equal annual installments beginning on February 28, 2007; the remaining 50% vests on February 28, 2011.
05/26/2006	Vest in four equal annual installments, the first of which vested on February 28, 2007.

12/20/2007	Vest in four equal annual installments, the first of which vested on September 4, 2008.

All other grants	Vest in four equal annual installments, the first of which vests one year from the date of grant.

(2)	Performance Vesting Options

Vesting for the options is performance based, with the options vesting in two installments if the company’s earnings per share equal or exceed the two established performance levels, measured in terms of diluted earnings per share. Fifty percent of the options will vest upon earnings per share meeting or exceeding $1.50 per share and fifty percent of the options will vest upon earnings per share meeting or exceeding $2.00 per share. If the performance levels have not been met on or prior to the 2nd business day following the filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2012, then any unvested options shall terminate at such time.

(3)	Stock Awards

Grant	Vesting Schedule
11/9/2009 (Joseph Chang 50,000)	Vest in five equal annual installments, the first of which will vest on December 31, 2010.

All other grants	Vest in four equal annual installments, the first of which vests one year from the date of grant.

(4)	The market value of the unvested stock awards reported in this column is based on the closing market price of our stock on December 31, 2009, which was $26.87.

Option Exercises and Stock Vested - 2009

The following table provides information on stock option exercises and vesting of stock awards for the named executive officers during 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Truman Hunt	40,000	220,080	—	—
Ritch Wood	19,250	344,219	—	—
Blake Roney	—	—	—	—
Joseph Chang	—	—	15,107	341,196
Daniel Chard	—	—	375	3,540

(1)
Value realized on exercise of stock options is equal to the number of options exercised multiplied by the market value of our common stock at exercise less the exercise price, and is calculated before payment of any applicable withholding taxes and broker commissions.

(2)
Value realized on vesting of restricted stock units is equal to the number of restricted stock units vested multiplied by the market value of our common stock on the vesting date, and is calculated before payment of any applicable withholding taxes and broker commissions.

Nonqualified Deferred Compensation

Pursuant to our non-qualified Deferred Compensation Plan, certain employees, including the named executive officers, may elect to defer up to 80% of his or her base salary and up to 100% of bonus (minus applicable withholding requirements) that otherwise would be payable in a calendar year. Deferral elections are made prior to the calendar year in which the deferred salary or bonus will be earned. Additionally, we may also elect to contribute money (historically 10% of base salary) to the participant’s deferred compensation.

Earnings and losses on deferred compensation are based on market rates and earnings and losses on participant selected investment funds available under our Deferred Compensation Plan. All amounts a participant elects to defer, adjusted for earnings and losses thereon, are 100% vested at all times. As of January 1, 2009, all amounts we elect to contribute to a participant’s account, adjusted for earnings and losses thereon, vest as to 50% upon 10 years of employment with us, and vest an additional 5% for each year of employment with us thereafter until such amounts are 100% vested upon 20 years of employment with us. In addition, all amounts become 100% vested upon the participant attaining 60 years of age, upon the participant’s death or disability as defined in the plan, or otherwise at the discretion of the Committee.

Our Deferred Compensation Plan also provides a death benefit that will pay, upon a participant’s death prior to the commencement of benefit payments, an amount equal to the participant’s deferrals, adjusted for earnings and losses thereon, plus the greater of (i) the vested portion of company contributions, adjusted for earnings and losses thereon, or (ii) five times such participant’s average base salary for the previous three years. All distributions under the Deferred Compensation Plan are payable in cash, and the participant may elect either a lump sum payment or monthly, quarterly, or annual installments over a maximum of 15 years.

The following table shows the investment funds available under our Deferred Compensation Plan and their annual rates of return for the fiscal year ended December 31, 2009, as reported by the administrator of the plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
LVIP Money Market - Standard Class	0.30%	American Funds Growth - Class 2	39.41%
Delaware VIP Limited Term Diversified - Standard Class	12.81%	LVIP Delaware Special Opportunities - Standard Class	30.44%
American Century VP Inflation Protection - Class 2	10.24%	Fidelity VIP Mid Cap - Service Class	40.02%
LVIP Delaware Bond - Standard Class	18.90%	Neuberger Berman AMT Mid Cap Growth - I Class	31.60%
Delaware VIP High Yield Series - Standard Class	48.97%	Delaware VIP Small Cap Value Series - Standard Class	31.83%
FTVIPT Templeton Global Bond Securities - Class 1	18.98%	DWS VIP Small Cap Index - Class A	26.57%
LVIP Wilshire Conservative Profile - Standard Class	24.85%	LVIP Baron Growth Opportunities - Service Class	38.33%
LVIP Wilshire Moderate Profile - Standard Class	28.04%	American Funds Global Growth - Class 2	42.30%
LVIP Wilshire Moderately Aggressive Profile - Standard Class	29.03%	American Funds Global Small Capitalization - Class 2	61.30%
LVIP Wilshire Aggressive Profile - Standard Class	30.80%	Templeton FTVIPT Growth Securities - Class 1	31.33%
Franklin FTVIPT Income Securities - Class 1	35.89%	AllianceBernstein VPS International Value - Class A	34.68%
Delaware VIP Value Series - Standard Class	17.96%	American Funds International - Class 2	43.07%
Franklin FTVIPT Mutual Shares Securities - Class 1	26.35%	LVIP Marsico International Growth - Standard Class	35.85%
Fidelity VIP Contrafund - Service Class	35.66%	Delaware VIP Emerging Markets Series - Standard Class	78.12%
DWS VIP Equity 500 Index - Class A	26.32%	Delaware VIP REIT Series - Standard Class	23.31%
		MFS VIT Utilities Series - Initial Class	33.22%

The following table provides information on compensation under our non-qualified Deferred Compensation Plan for the year 2009.

Nonqualified Deferred Compensation – 2009

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal YE ($)(2)
Truman Hunt	594,447	75,000	300,019	—	1,551,995
Ritch Wood	—	37,500	49,219	—	246,375
Blake Roney	—	—	—	—	—
Joseph Chang	368,740	50,000	256,923	—	1,304,712
Daniel Chard	—	37,500	34,288	—	172,696

(1)
The amounts reported in this column are reported as compensation for 2009 for the named executive officers in the Summary Compensation Table under the “Salary”, “Non-Equity Incentive Plan Compensation” or “All Other Compensation” columns.

(2)	The following table identifies amounts that have already been reported as compensation in our Summary Compensation Table for 2007, 2008 and 2009:

Name	2007 ($)	2008 ($)	2009 ($)	Total ($)
Truman Hunt	155,942	323,749	516,267	995,958
Ritch Wood	35,000	35,000	37,500	107,500
Blake Roney	—	—	—	—
Joseph Chang	155,059	457,544	207,468	820,071
Daniel Chard	30,625	35,000	37,500	103,125

Potential Payments Upon Termination or Change of Control

The information below describes the compensation that would become payable under existing plans and arrangements if the named executive officer’s employment had terminated on December 31, 2009, given the named executive officer’s compensation and service levels as of such date, and if applicable, based on our closing stock price on that date. Except as noted below, all amounts would be payable as a lump sum upon termination, except deferred compensation, which may be payable as a lump sum or in installments at the election of the named executive officer. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) plan, subsidized retiree medical benefits, and disability benefits. In addition, certain obligations of the named executive officers relating to these payments are described above under the section entitled “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements”.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, our stock price and the named executive officer’s age.

Name	Voluntary Termination ($)	Involuntary Termination for cause ($)	Involuntary Termination Not for Cause ($)	Termination (including constructive termination) in connection with Change of Control ($)	Death ($)(1)	Disability ($)
Truman Hunt
Severance(2)	—	—	3,464,000	5,196,000	—	—
Equity(3)	—	—	—	8,690,938	—	—
Deferred Compensation(4)	1,496,930	1,496,930	1,496,930	1,496,930	3,333,210	1,551,995
Health Benefits(5)	—	—	—	36,000	—	—
Excise Tax (6)	—	—	—	2,592,715	—	—
Total	1,496,930	1,496,930	4,960,930	18,012,583	3,333,210	1,551,995

Ritch Wood
Equity(3)	—	—	—	3,272,781	—	—
Deferred Compensation(4)	234,056	234,056	234,056	234,056	1,785,257	246,375
Total	234,056	234,056	234,056	3,506,837	1,785,257	246,375

Blake Roney
Equity(3)	—	—	—	873,500	—	—
Total				873,500

Joseph Chang
Severance(7)	—	—	840,000	840,000	—	—
Equity(3)	—	—	1,422,448	4,312,307	—	—
Deferred Compensation(4)	1,172,283	1,172,283	1,172,283	1,172,283	2,500,000	1,304,712
Health Benefits(5)	—	—	12,000	12,000	—	—
Total	1,172,283	1,172,283	3,446,732	6,336,591	2,500,000	1,304,712

Daniel Chard
Severance(8)	—	—	562,500	562,500	—	—
Equity(3)	—	—	—	3,729,996	—	—
Deferred Compensation(4)	94,983	94,983	94,983	94,983	1,732,372	172,696
Total	94,983	94,983	657,483	4,387,479	1,732,372	172,696

(1)	The amounts reported in this column do not include the proceeds payable on death from term life insurance policies, for which we pay the premiums.

(2)
In the event that his employment is terminated involuntarily without cause, Mr. Hunt is entitled to a severance payment equal to his target cash compensation multiplied by two. In the event that his employment is terminated involuntarily or constructively terminated (in each case, except for cause) within 24 months of a change of control Mr. Hunt is entitled to a severance payment equal to his target cash compensation multiplied by three.

(3)
The amounts payable under the equity category, in the case of stock option awards, are based on the difference between the $26.87 closing price of our stock on December 31, 2009 and the exercise price of the applicable award, multiplied by the number of unvested shares subject to the award. The amounts payable under the equity category in the case of restricted stock units are based on the $26.87 closing price of our stock on December 31, 2009 multiplied by the number of unvested shares subject to the applicable award.

(4)
The amounts reported for deferred compensation reflect only the amounts deferred by the named executive officers, the vested portion of amounts contributed by the company and earnings on such amounts. The company may, at its discretion, accelerate vesting of the unvested amounts contributed by the company in the event of a change of control. If the company were to accelerate vesting, the total amounts of deferred compensation payable to the named executive officers would be as follows: Mr. Hunt, $1,551,995; Mr. Wood, $246,375; Mr. Chang, $1,304,712; and Mr. Chard, $172,696.

(5)
Mr. Hunt would be entitled to continued health benefits for up to 36 months in the event he was terminated involuntarily or constructively terminated (in each case, except for cause) within 24 months of a change of control. Mr. Chang would be paid a lump sum amount equal to the cost of 12 months of health care continuation coverage in the event he is terminated without cause or resigns for good cause.

(6)	Mr. Hunt is entitled to tax payments to offset the impact of any excise tax related to his termination benefits.

(7)
Mr. Chang is entitled to continued payment of his retention bonus (minus the amount of any Cash Incentive Bonus paid over the same time period) and salary for a one-year severance period following termination and such payments are subject to forfeiture for breach of his key-employee covenants of non-competition, non-solicitation, and confidentiality during the severance period. The company may elect to extend the term of Mr. Chang’s key-employee covenants for an additional one-year period in exchange for payment of 75% of his base salary during such period. In addition, in the event Mr. Chang remains continuously employed by us until age 60 or beyond, upon termination he is entitled to a four-year consulting contract with us for $250,000 per year. In addition to the severance payments reported above, Mr. Chang is entitled to receive incentive bonuses for the severance period to the extent management earns incentive bonuses. Mr. Chang’s aggregate target incentive bonus for 2010 is $315,000.

(8)	Mr. Chard is entitled to severance of 1.5 times his then current annual base salary in the event we terminate him other than for cause.

Equity Compensation Plan Information

The following table provides information as of December 31, 2009, about our Class A Common Stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	7,874,741 (1)	$14.67	211,999 (2)

Equity compensation plans not approved by security holders	─	─	─

Total	7,874,741	$14.67	211,999

(1)
Consists of 7,534,450 options and 340,291 restricted stock units. The weighted-average exercise price of the outstanding options was $15.33 and the weighted average remaining life of the options was 4.89 years.

(2)	Consists of 211,999 shares available for future issuance under our 2006 Stock Incentive Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for monitoring our financial auditing, accounting, and financial reporting processes and our system of internal controls on behalf of the Board of Directors. Our management has primary responsibility for our internal controls and reporting process. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing an opinion thereon. The Audit Committee’s responsibility is to monitor these processes. In this context, the Audit Committee met and held discussions with management, our internal auditors, and PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the consolidated financial statements for the fiscal year 2009 were prepared in accordance with generally accepted accounting principles.

The Audit Committee hereby reports as follows:

•
The Audit Committee has reviewed and discussed the audited consolidated financial statements and accompanying management’s discussion and analysis of financial condition and results of operations with our management and PricewaterhouseCoopers LLP. This discussion included PricewaterhouseCoopers LLP’s judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

•
The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable Statements on Auditing Standards, including SAS No. 61 and No. 90, as amended (Communication with Audit Committees).

•
PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence. The Audit Committee also considered whether non-audit services provided by PricewaterhouseCoopers LLP during the last fiscal year were compatible with maintaining the accounting firm’s independence.

•
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Nevin Andersen, Chairman
Daniel Campbell
Patricia Negrón
Thomas Pisano

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

Our Audit Committee Charter requires that the Audit Committee review related party transactions that are significant in size, and approve or reject such transactions with executive officers, members of the Board of Directors, or significant stockholders for which a special committee of the Board of Directors has not been established.

In February 2007, we adopted a written policy and procedures with respect to related person transactions, which includes specific provisions for the approval of related person transactions. Pursuant to this policy, related person transactions include a transaction, arrangement or relationship in which we and certain enumerated related persons participate, and the amount involved exceeds $25,000.

In the event that a related person transaction is identified, such transaction must be reviewed and approved or ratified by our Audit Committee. If it is impracticable for our Audit Committee to review such transaction, the transaction will be reviewed by the chair of our Audit Committee if the amount involved is less than $120,000, whereupon the chair of our Audit Committee will report to the Audit Committee the approval or disapproval of such transaction.

In reviewing and approving related person transactions, the Audit Committee, or its chair, shall consider all information that the Audit Committee, or its chair, believes to be reasonable in light of the circumstances. The Audit Committee or its chair, as the case may be, shall approve only those related person transactions that are determined to be in, or not inconsistent with, our best interests and that of our stockholders, as the Audit Committee or its chair determines in good faith. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members has an interest.

Related Person Transactions

Leases

We lease our corporate offices, distribution center, and certain other property pursuant to lease agreements with two entities, Scrub Oak, Ltd. and Aspen Country LLC, owned by the following executive officers, directors, 5% or greater stockholders, and immediate family members: Blake M. Roney, Sandra N. Tillotson, Steven J. Lund, and Brooke B. Roney. In 2009, we incurred lease charges totaling approximately $2.73 million and $1.35 million, respectively, to Scrub Oak and Aspen Country.

Lease of Airplane

We periodically charter air service from a charter company, Keystone Aviation LLC, in which Blake M. Roney, our Chairman of the Board, currently owns a 51% interest. In 2009, we incurred approximately $290,893 in charges for use of private charters from this charter company. Keystone Aviation charges us a rate which is discounted from their regular rate. Keystone Aviation leases from time to time an aircraft from Arrow Plane, L.C. to provide its charter services to us. Mr. Roney and his spouse directly or indirectly own substantially all of Arrow Plane, L.C. In 2009, Arrow Plane, L.C. received payments of approximately $117,600 from Keystone Aviation related to charter services provided to us.

Other

During 2009, we paid employment compensation in excess of $120,000 to three relatives of Blake Roney. Derek Roney, the brother of Blake Roney, received approximately $127,983 in salary, bonuses and other compensation during 2009. William Watson, the brother-in-law of Blake Roney, received approximately $149,509 in salary, bonuses and other compensation, and 400 restricted stock units during 2009. Richard Watson, the brother-in-law of Blake Roney, received approximately $126,402 in salary, bonuses and other compensation during 2009. In addition, these employees also participated in the employee benefit plans available generally to our employees in their respective locations.

One son and two sons-in-law of Sandra Tillotson, one of our directors, have independent distributor accounts that we pay commissions to in excess of $120,000 per year. Her son, Derek Tillotson, has a distributor account with us to which we paid a total of $180,450 in commissions in 2009. Her son-in-law, Brandon Sheranian, owns a 50% interest in a distributor account to which we paid a total of $709,705 in commissions in 2009. Her son-in-law, Jed Knight, has a distributor account with us to which we paid a total of $306,876 in commissions in 2009. The terms under which Messrs. Tillotson, Sheranian and Knight act as our independent distributors and/or are entitled to commissions do not differ from the standard terms we offer to our other distributors. Any individual who wishes may join our company as an independent distributor, so long as such person is willing to agree to abide by the policies and the terms and conditions of our standard independent distributor agreement. As a result, our Audit Committee does not typically review or approve the engagements of independent distributors who happen to be related to directors or executive officers unless we propose to offer such independent distributor special terms that differ materially from the standard terms.

PROPOSAL 2
APPROVAL OF THE 2010 OMNIBUS INCENTIVE PLAN

The Board of Directors and the Compensation Committee have approved and adopted the 2010 Omnibus Incentive Plan (the “2010 Plan”), subject to stockholder approval at the Annual Meeting. The 2010 Plan is being adopted to approve additional shares available for awards. Our directors and executive officers may have an interest in the approval of the 2010 Plan because they are eligible for awards under the 2010 Plan.

If approved by the stockholders at the Annual Meeting, the 2010 Plan would govern the grant of stock-based awards (“stock awards”) to our employees, directors, and consultants. This proposal will not affect options granted under our 1996 Stock Incentive Plan or 2006 Stock Incentive Plan (the “Prior Plans”). All outstanding options under the Prior Plans will remain outstanding, but no further grants will be made under the Prior Plans if the 2010 Plan is approved. As of March 31, 2010, there were 7,047,606 options and 271,089 restricted stock units outstanding under the Prior Plans.

Under the New York Stock Exchange rules, we are required to obtain stockholder approval of the 2010 Plan. Stockholder approval of the 2010 Plan also will constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may be based under the 2010 Plan; (ii) the 24-month per participant limit of 3 million shares of common stock underlying stock options and stock appreciation rights that may be made under the 2010 Plan; (iii) the annual per participant limit of 1 million shares of common stock for grants of restricted stock or other stock awards payable in shares of common stock, other than stock options and stock appreciation rights, that are intended to be “performance-based compensation” under Section 162(m) of the Code; and (iv) the classes of employees eligible to receive awards under the 2010 Plan.

We have followed a responsible approach to granting equity incentives in the past. As shown in the following table, our three-year average annual burn rate has been 2.23%, which is below the RiskMetrics Group burn rate threshold of 2.92% applied to our industry.

		Time			Weighted
		Vesting			Average	Burn Rate =
	Time	Restricted	Performance		Number of	Total Granted /
	Vesting	Stock	Vesting		Common	Common
	Options	Units	Options		Shares	Shares
Year	Granted	Granted	Earned (1)(2)	Total	Outstanding	Outstanding

2009	1,816,250	175,471	865,000	2,856,721	63,332,825	4.51%
2008	515,750	155,550	—	671,300	63,509,820	1.06%
2007	523,750	204,359	—	688,109	64,782,988	1.12%
3 Year Average						2.23%

(1)
The table does not include performance vesting options granted during the relevant period. Only those performance vesting options that were earned during the relevant period are included in the table. As of December 31, 2009, 1,070,000 performance vesting options granted from 2007 to 2009 remained unearned. Of the unearned performance vesting options, 815,000 will only vest if our earnings per share exceed $2.00, subject to certain adjustments, in any four-quarter period prior to the end of 2012.

(2)
In 2009, based on the achievement of applicable performance criteria during 2009, 50,000 performance vesting options vested, which were granted in 2009. In February 2010, upon the determination that our earnings per share exceeded $1.50 for the four quarters ended December 31, 2009, 815,000 performance vesting options vested, of which 175,000 were granted in 2008 and 640,000 were granted in 2007. As the performance vesting options that vested in February 2010 vested based on performance in 2009, we have included them as performance vesting options earned in 2009.

Below is a summary of certain key provisions of the 2010 Plan. The summary of the 2010 Plan does not purport to be a complete description of all the provisions of the 2010 Plan, and is qualified in its entirety by the provisions of the 2010 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the 2010 Plan

The 2010 Plan provides a flexible range of equity award opportunities to attract, retain and motivate the best available talent for the successful conduct of our business in responding to changing circumstances over time.

Eligibility. Employees, including our executive officers, members of the Board of Directors, and our consultants may participate in the 2010 Plan as designated by the Compensation Committee. We intend to make stock awards under the 2010 Plan to employees in the United States and in certain foreign jurisdictions. As of December 31, 2009, we had approximately 3,400 employees, including 10 executive officers and employee directors, and 7 non-employee directors. During 2009, approximately 198 individuals received awards under our Prior Plans. The amounts of awards that may be allocated to participants under the 2010 Plan will be determined at the discretion of the Compensation Committee and are not presently determinable.

Types of Awards. The types of stock awards that will be available for grant under the 2010 Plan are:

•	incentive stock options;

•	nonstatutory stock options;

•	stock appreciation rights;

•	restricted stock;

•	restricted stock units;

•	other share based awards;

•	performance cash;

•	performance shares; and

•	performance units.

Share Reserve. Subject to certain adjustments (described below under “Adjustments’), a total of seven million shares of our common stock are proposed to be authorized for grant under the 2010 Plan, less one share for every one share of common stock that was subject to a stock option or stock appreciation right granted after December 31, 2009 under the Prior Plans and 2.4 shares of for every one share of common stock that was subject to an award other than an option or stock appreciation right granted after December 31, 2009 under the Prior Plans. Subject to certain adjustments (also described below under “Adjustments’), not more than seven million shares of common stock may be issued under the 2010 Plan pursuant to incentive stock options. In addition, the share reserve will be reduced by one share upon exercise of an option or stock appreciation right, and reduced by 2.4 shares for each share of common stock issued pursuant to any other award, pursuant to which participants may receive the full value of the stock. If any shares covered by an award granted under the 2010 Plan or Prior Plans, or to which such award relates, are forfeited, terminated, cancelled, expire or are settled in cash (in whole or in part), then the shares covered by such award shall revert to and become available for grant under the 2010 Plan, in the same ratios as such awards would have reduced the share reserve upon grant under the 2010 Plan. However, shares used by a participant to pay the exercise price of an option or withholding taxes in respect of an option exercise or vesting or payment of other awards, shares not issued in settlement of a stock appreciation right, and shares repurchased on the open market using option exercise proceeds will not revert to or become available under the 2010 Plan.

Shares of common stock under awards made in substitution or exchange for awards granted by a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), do not reduce the maximum number of shares that may be issued under the 2010 Plan. In addition, if a company acquired by us or a subsidiary, or with which we or any subsidiary combine(s), has shares remaining available under a plan approved by its stockholders, the available shares (adjusted to reflect the exchange or valuation ratio in the acquisition or combination) may be used for awards under the 2010 Plan and will not reduce the maximum number of shares of common stock that may be issued under the 2010 Plan; provided, however that awards using such available shares shall not be made after the date awards or grants could have been made under the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not our employees or directors prior to the acquisition or combination. We currently plan to deliver shares of common stock under the 2010 Plan from our treasury shares.

Section 162(m) Limits. In order that certain awards granted under the 2010 Plan may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives, the 2010 Plan limits awards to individual participants to no more than 3 million shares in any 24-month period of common stock subject to options or stock appreciation rights, to no more than 1 million shares in any 12-month period of common stock subject to grants of stock awards, other than option or stock appreciation rights, that are intended to be “performance-based compensation” under Section 162(m) of the Code, and to no more than $3,000,000 in any 12-month period subject to grants of cash awards that are intended to be “performance-based compensation” under Section 162(m) of the Code (the “Limitations”). Any cancelled award shall continue to be counted toward the applicable Limitations. Among other things, the 2010 Plan sets out categories of performance criteria that may be used in issuing performance-based awards (see section 10.5 of the 2010 Plan). The Compensation Committee may also exclude under the terms of the performance awards the impact of an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to our operations or not within the reasonable control of our management, or (iii) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. The Compensation Committee may make downward, but not upward, adjustments with respect to any performance award that is intended to be “performance-based compensation” under Section 162(m) of the Code. The Compensation Committee may not waive achievement of performance goals for such awards, except in for death, disability or as otherwise determined by the Compensation Committee in special circumstances.

Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our common stock or the value thereof, such adjustments and other substitutions shall be made to the 2010 plan and to awards as the Compensation Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the 2010 Plan, the Limitations, the maximum number of shares that may be issued pursuant to incentive stock options and, in the aggregate or to any participant, in the number, class, kind, and option or exercise price of securities subject to outstanding awards granted under the 2010 Plan (including, if the Compensation Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Compensation Committee may determine to be appropriate; provided, however, that the number of shares subject to any award shall always be a whole number.

Administration of the 2010 Plan. The 2010 Plan shall be administered by the Compensation Committee of the Board of Directors, or a subcommittee thereof, which is comprised of at least two individuals who will qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, “outside directors” within the meaning of Section 162(m) of the Code and “independent directors” under the rules of the principal U.S. national securities exchange on which the common stock is traded. The Compensation Committee has the authority to perform the following actions:

•	designate participants under the 2010 Plan;

•	determine the type(s), number, terms and conditions of awards, subject to the terms of the 2010 Plan;

•	interpret the 2010 Plan and establish, adopt or revise any rules and regulations, and appoint such agents as it deems appropriate to administer the 2010 Plan; and

•	make all other decisions and determinations that may be required under the 2010 Plan.

Options. The 2010 Plan provides that options must have an exercise price that is at least equal to 100% of the fair market value of our common stock on the date the option is granted. To the extent permitted by law and as determined by the Compensation Committee, an option holder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or cash equivalents, (2) pursuant to a “same day sale” program through a broker, (3) by the surrender of shares of common stock already owned by the option holder, (4) with the consent of the Compensation Committee, by withholding shares of common stock otherwise issuable in connection with the exercise of the option, or (5) such other form of consideration permitted by applicable law as determined by the Compensation Committee. Options awarded under the 2010 Plan may be granted for terms of up to seven years.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights independently of or in connection with another award. The base price per share of a stock appreciation right shall be at least 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, the holder shall have the right to receive the excess of (i) the fair market value of one share of common stock on the date of exercise (or such amount less than such fair market value as the Compensation Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the stock appreciation right. Payment shall be made in shares of common stock, in cash, or other property, or any combination thereof, as determined by the Compensation Committee. No stock appreciation right will have a term greater than seven years.

Restricted Stock and Restricted Stock Units. The Compensation Committee may also award restricted stock or restricted stock units independently or in connection with other awards or as payment of performance awards and other cash-based incentive compensation. Unless otherwise provided in the award agreement, beginning on the date of grant of the restricted stock award and subject to execution of the award agreement, the participant becomes a stockholder with voting and distribution rights with respect to all shares subject to the award. A participant receiving a restricted stock unit award will not possess voting rights or any other rights of a stockholder with respect to such award until vested, except as provided in the award agreement for such award. Except in certain cases as determined by the Compensation Committee, restricted stock awards and restricted stock unit awards will have a vesting period of at least three years from date of grant for awards subject only to continued employment (such awards may vest pro rata over such vesting period), and one year for awards subject to the achievement of performance objectives.

Other Share-Based Awards. Other awards of shares and other awards based on shares or other property, including deferred stock units, may be granted under the 2010 Plan either alone or in addition to other awards granted under the 2010 Plan. Such awards may also be available as a form of payment of other awards granted under the plan and other cash-based compensation. Other share-based awards are subject to the minimum vesting requirements described in the last sentence of “Restricted Stock and Restricted Stock Units” above, The terms of such other share-based awards granted under the 2010 Plan will be set forth in an award agreement containing provisions determined by the Compensation Committee and not inconsistent with the 2010 Plan.

Performance Awards. The 2010 Plan provides for the grant of performance awards in the form of performance cash, performance shares and performance units, for no consideration or for such minimum consideration as may be required by applicable law. The performance criteria and period for each performance award will be conclusively determined by the Compensation Committee and may be based upon the criteria set forth in the 2010 Plan. The achievement of the performance criteria and the amount of a performance award to be distributed shall be conclusively determined by the Compensation Committee.

No Repricing. The 2010 Plan prohibits the repricing of an option or a stock appreciation right (other than to reflect stock splits, spin-offs and other corporate events described under “Adjustments” above) unless stockholder approval is obtained. For purposes of the 2010 Plan, a repricing means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award under the 2010 Plan (except in connection with a change in control), or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the rules of the principal U.S. national securities exchange on which the common stock is traded.

Dividends; Dividend Equivalents. Awards other than options and stock appreciation rights may, if determined by the Compensation Committee, provide that the participant will be entitled to receive, currently or on a deferred basis, cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock, or other property dividends declared with respect to shares of common stock covered by an award. The Compensation Committee may provide that such amounts will be deemed to have been reinvested in additional shares of common stock or otherwise, and that they are subject to the same vesting or performance conditions as the underlying award. Any dividends or dividend equivalents provided with respect to performance awards or restricted stock, restricted stock unit or other share-based awards that are subject to the attainment of specified performance goals will be subject to the same restrictions and risk of forfeiture as the underlying awards.

Cancellation of Award; Forfeiture of Gain. An award agreement may provide that the award shall be canceled if the participant violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to our interests, including conduct contributing to any financial restatements or financial irregularities, as determined by the Compensation Committee in its sole discretion. The Compensation Committee may provide in an award agreement that if within the time period specified in the award agreement the participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the participant will forfeit any gain realized on the vesting or exercise of the award and must repay such gain.

Nontransferability. Awards granted under the 2010 Plan will not be transferable other than by will or by the laws of descent and distribution, and may only be exercised during the participant's lifetime only by the participant or the participant's guardian or legal representative, except to the extent and under such terms and conditions as determined by the Compensation Committee for transfers to certain family members, family trusts, or other family-owned entities, or for charitable donations.

Change in Control. Award agreements for awards granted under the 2010 Plan may provide for, in the event of a change in control as defined in the 2010 Plan, the cancellation and termination of certain awards, with payment where applicable, or the assumption or substitution of certain awards by a successor company. In addition, unless otherwise provided in the award agreement, upon a change in control in which the successor company does not assume or substitute certain awards, such awards will become fully vested and exercisable immediately prior to such change in control. Upon a change in control, the Compensation Committee may also in its discretion determine that certain awards will be cancelled and terminated, with payment where applicable.

Section 409A. The 2010 Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Compensation Committee. Any provision of the 2010 Plan that would cause the grant of an award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

Amendment or Termination. The Board of Directors may alter, amend, suspend, or terminate the 2010 Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules. The Board of Directors may not amend the 2010 Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and may not, without stockholders’ approval, amend the 2010 Plan to (a) increase the number of shares that may be the subject of awards under the 2010 Plan (except for certain adjustments pursuant to the 2010 Plan), (b) expand the types of awards available under the 2010 Plan, (c) materially expand the class of persons eligible to participate in the 2010 Plan, (d) eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any option stock appreciation right, or (f) increase the Limitations. The Board of Directors may not amend the 2010 Plan to permit the repricing of options or stock appreciation rights (as described under “No Repricing” above) or to grant optionholders additional rights to transfer their awards without prior stockholder approval. Further, no amendment to, or termination of, the 2010 Plan may materially impair any of the rights of a participant under any awards previously granted without such participant’s consent.

Term. Unless earlier terminated by the Compensation Committee, the 2010 Plan will expire on the tenth anniversary of the date of shareholder approval. No awards will be granted under the 2010 Plan after that date.

Tax Status of 2010 Plan Awards

The following discussion of the U.S. federal income tax status of awards under the 2010 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Nonqualified Stock Options and Incentive Stock Options. No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “spread”) at the time of exercise. The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections. The optionholder’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder. Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares. The optionholder’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option. Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.

The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above. No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered. The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder. Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options. However, the spread will be an “item of tax preference” which may give rise to “alternative minimum tax” liability at the time of exercise. If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option. If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.

Stock Appreciation Rights. No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time. When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and we will be entitled to a deduction of equivalent value, subject to the provisions of Sections 162(m) and 280G of the Code.

Restricted Stock. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of restricted stock generally at the time the restrictions on the shares lapse and/or the performance criteria are satisfied, as applicable, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by us to the participant of the stock award as permitted under Section 83(b) of the Code, in which case both our deduction and the participant’s inclusion in income occur on the grant date. In the absence of an election under Section 83(b), the value of any part of such stock award is taxable as ordinary income to such participant on the date(s) on which such stock is received (i.e., vested), and we will be entitled to a corresponding tax deduction.

Restricted Stock Units. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of the shares underlying the restricted stock units at the time the units vest and shares of common stock or cash are issued or paid. Section 83(b) of the Code is not applicable to restricted stock units. The value of any part of restricted stock units distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received, and we will be entitled to a corresponding tax deduction.

Other Awards. Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes ordinary income equal to the value of the award at the time of vesting or payment, whether such award is paid in cash or stock.

New Plan Benefits

We cannot currently determine the exact number of awards to be granted in the future under the 2010 Plan to our named executive officers, to all executive officers as a group, or to all employees as a group. However, we currently anticipate that we will grant awards to certain executive officers and other employees in May 2010, subject to the determination and approval of the Compensation Committee as to the type, amount and timing of such grant. See “Executive Compensation – Grants of Plan Based Awards – 2009” for the number of stock options granted to the named executive officers during the fiscal year ended December 31, 2009.

We have generally granted 5,000 options and 1,400 restricted stock units to each of our non-employee directors on an annual basis. Although we are not obligated to make such grants, we currently expect that we will continue to grant options and restricted stock units to our directors. We do not, however, have any specific current plans or commitments for awards under the 2010 Plan.

Valuation of Our Common Stock

On March 31, 2010, the closing price of our common stock, as reported on the New York Stock Exchange, was $29.10 per share.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR APPROVAL OF THE 2010 OMNIBUS INCENTIVE PLAN.

PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP, our independent registered public accounting firm for the fiscal year ended December 31, 2009, was selected by the Audit Committee of the Board of Directors to act in the same capacity for the fiscal year ending December 31, 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so decide and will be available to respond to appropriate questions. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

The following table presents approximate fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ending December 31, 2009, and December 31, 2008, and approximate fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	Fiscal 2009 ($)	Fiscal 2008 ($)
Audit Fees(1)	1,940,000	1,781,000
Audit-Related Fees	─	─
Tax Fees(2)	1,719,000	1,377,000
All Other Fees	─	─
Total	3,659,000	3,158,000

(1)
Audit Fees consist of fees billed for the audit of annual financial statements, review of quarterly financial statements and services normally provided in connection with statutory and regulatory filings or engagements, including services associated with SEC registration statements.

(2)
Tax Fees consist of approximately $532,000 in fees for tax compliance work and $1,187,000 in fees for tax planning work in 2009, and approximately $324,000 in fees for tax compliance work and $1,053,000 in fees for tax planning work in 2008.

Audit and Non-Audit Services Pre-Approval Policy

Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee must pre-approve all audit and non-audit services provided by the independent registered public accounting firm. The policy, as described below, sets forth the procedures and conditions for such pre-approval of services to be performed by the independent registered public accounting firm. Under the policy, proposed services may be either pre-approved categorically within specified budgets (“general pre-approval”) or specifically pre-approved on a case-by-case basis (“specific pre-approval”). In approving any services by the independent registered public accounting firm, the Audit Committee will consider whether the performance of any such service would impair the independent registered public accounting firm’s independence.

The Audit Committee must specifically pre-approve the terms and fees of each annual audit services engagement. All other Audit, Audit-related, Tax, and All Other Services (each defined in the policy) may be generally pre-approved pursuant to projected categorical budgets. The Audit services subject to general pre-approval include such services as statutory audits or financial audits for subsidiaries or affiliates and services associated with SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are traditionally performed by the independent registered public accounting firm. Tax services include tax compliance, tax planning, and tax advice. All Other Services are those routine and recurring services that the Audit Committee believes will not impair the independence of our registered public accounting firm, such as new market development advice and other miscellaneous services. The SEC prohibits our independent registered public accounting firm from performing certain non-audit services, and under no circumstances will the Audit Committee approve such services by it.

The Audit Committee will review the generally pre-approved services from time-to-time, at least annually. Any changes to budgeted amounts or proposed services will require specific pre-approval by the Audit Committee.

In 2009, all of the services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE FOR RATIFICATION OF OUR SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote on such matters in accordance with their best judgment, acting together or separately.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than December 27, 2010. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised at next year’s annual meeting, written notice must be received by us no later than December 27, 2009, and shall contain such information as is required under our Bylaws.

In addition, our Bylaws permit stockholders to nominate directors at the annual meeting by providing advance written notice to us. In order to make a director nomination at a stockholder meeting, a stockholder must notify us not fewer than 120 days in advance of the date of our proxy statement released to stockholders in connection with the previous year’s annual meeting. Thus, since April 26, 2010 is specified as the date of this year’s proxy statement, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than December 27, 2010, (i.e., 120 days prior to April 26). In addition, the notice must meet all other requirements contained in our Bylaws.

A stockholder may contact our Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed with the Securities and Exchange Commission, without exhibits, may be obtained by stockholders without charge by written request to Scott Pond, Investor Relations Manager, Nu Skin Enterprises, Inc., 75 West Center Street, Provo, Utah 84601. A copy of the Annual Report on Form 10-K is also available on our website, www.nuskinenterprises.com. Exhibits will be provided upon written request and payment of an appropriate processing fee.

By Order of the Board of Directors,

Blake M. Roney
Chairman of the Board
DATED: April 26, 2010

APPENDIX A

NU SKIN ENTERPRISES, INC.

2010 OMNIBUS INCENTIVE PLAN

Approved by Stockholders on [May 26, 2010]

Expiration Date: [May 26, 2020]

Nu Skin Enterprises, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2010 Omnibus Incentive Plan (the “Plan”).

1.           PURPOSE OF THE PLAN

           The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company's success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1.           “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2.           “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3.           “Board” shall mean the board of directors of the Company.

2.4.           “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5.           “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.6.           “Consultant” shall mean any consultant or advisor or independent distributor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) otherwise qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.

2.7.           “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.8.           “Director” shall mean a non-employee member of the Board.

2.9.           “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.10.           “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.11.           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.12.           “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee in its sole discretion to be the fair market value of the Shares. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.13.           “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.14.           “Limitations” shall have the meaning set forth in Section 10.5.

2.15.           “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16.           “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.17.           “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.18.           “Payee” shall have the meaning set forth in Section 13.2.

2.19.           “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.20.           “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.21.           “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.22.           “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.23.           “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.24.           “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.25.           “Prior Plans” shall mean, collectively, the Company’s 1996 Stock Incentive Plan and the Company’s 2006 Stock Incentive Plan.

2.26.           “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.27.           “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.28           “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant in Shares or cash as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.29	“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1

2.30.           “Shares” shall mean the shares of common stock of the Company, par value $0.001 per share.

2.31.           “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.32.           “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.33.           Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

                2.34.           “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.            SHARES SUBJECT TO THE PLAN

3.1           Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of 7 million Shares shall be authorized for grant under the Plan less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted under Prior Plans after December 31, 2009 and two and four-tenths (2.4) Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2009 under the Prior Plans. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one (1) Share for every one (1) Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and four-tenths (2.4) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under any Prior Plan.

(b)           If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2009 any Shares subject to an award under the Prior Plans are forfeited, or an award under the Prior Plans expires or is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or an option granted under the Prior Plans, or to satisfy any tax withholding obligation with respect to an Award or an award granted under the Prior Plans, and (ii) Shares subject to a Stock Appreciation Right or a stock appreciation right granted under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plans.

(c)           Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations applicable to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)           Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans, and (ii) as two and four-tenths (2.4) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2.           Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.        ELIGIBILITY AND ADMINISTRATION

4.1.           Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2.           Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any adjustments or modifications to Awards granted to Participants who are working outside the United States and adopt any sub-plans as may be deemed necessary or advisable for participation of such Participants, to fulfill the purposes of the Plan and/or to comply with applicable local laws; (xii)determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b)           Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

(c)           To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.

5.       OPTIONS

           5.1.           Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. In no event may Dividend Equivalents be granted with respect to Options.

            5.2.           Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

            5.3.           Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

    5.4.           Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

    5.5.           Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

(b)           Unless otherwise provided in an Award Agreement, full payment of the Option price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct (including to a third-party brokerage firm if designated by the Company as its agent), and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

    5.6.           Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option's exercise shall be in the form of Restricted Stock or other similar securities.

    5.7.           Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 7 million Shares, subject to adjustment as provided in Section 12.2.

6.       STOCK APPRECIATION RIGHTS

           6.1.           Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

           6.2.           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee (provided that in no event may Dividend Equivalent Rights be granted with respect to Stock Appreciation Rights), including the following:

(i) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(ii) The Committee shall determine in its sole discretion whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(iii) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(iv) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) have a term not greater than seven (7) years.

(v) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(vi) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1.           Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2.           Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant

7.3.           Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award and shall not have any other rights of stockholder (other than the right to receive Dividend Equivalents, as set forth in Section 12.5, if so provided in the Award Agreement). Except as otherwise provided in an Award Agreement, any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award. Notwithstanding the provisions of this Section, cash dividends with respect to any Restricted Stock Award and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award that vests based on achievement of performance goals shall be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, Shares or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4.           Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or other circumstances determined by the Committee, Restricted Stock Awards and Restricted Stock Unit Awards subject only to continued employment with the Company or a Subsidiary shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or other appropriate circumstances. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Restricted Stock or Restricted Stock Units in payment of Performance Awards and other earned cash-based incentive compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the prior sentence and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Restricted Stock Awards or Restricted Stock Unit Awards granted to Directors or Consultants.

7.5           Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1.           Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other cash-based compensation.

8.2.           Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, any dividend equivalents and property (other than cash) distributed as a dividend or otherwise with respect to the number of Shares covered by all Other Share-Based Award that vests based on achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such cash, Shares or other property has been distributed.

8.3.           Minimum Vesting Period. Except for Substitute Awards, the death, disability or retirement of the Participant, or other circumstances determined by the Committee, Other Share-Based Awards subject only to continued service with the Company or a Subsidiary shall have a Vesting Period of not less than (i) three (3) years from date of grant (but permitting pro rata vesting over such time) if subject only to continued service with the Company or a Subsidiary and (ii) one (1) year) from date of grant if subject to the achievement of performance objectives, subject in either case to accelerated vesting in the Committee’s discretion in the event of a Change in Control (as defined in Section 11.3) or other appropriate circumstances. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (i) grants to new hires to replace forfeited awards from a prior employer or (ii) grants of Other Share-Based Awards under Section 8.5 or in payment of Performance Awards and other cash-based compensation. The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to (i) the minimum Vesting Period requirements in the prior sentence and (ii) the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances. The minimum Vesting Period requirements of this Section shall not apply to Other Share-Based Awards granted to Directors or Consultants.

8.4.           Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

                8.5.           Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for the payment of the deferred stock units.

9.            PERFORMANCE AWARDS

9.1.           Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2.           Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3.           Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4.           Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.          CODE SECTION 162(m) PROVISIONS

10.1.           Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2.           Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity; operating efficiencies; market share; customer satisfaction; customer growth; employee satisfaction; regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections (whether of the Company or the Company’s third-party manufacturer) and validation of manufacturing processes (whether the Company’s or the Company’s third-party manufacturer’s)); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements); financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; recruiting and maintaining personnel; distributor, executive distributor, or preferred customer metrics; product subscription orders; distributor and customer retention rates. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) the effects of currency fluctuations; (b) restructurings, discontinued operations, extraordinary items, and other unusual, infrequent, non-recurring, or non-operational charges or events, (c) litigation, claim judgments, or settlements; (d) the discontinuation, disposal, or acquisition of a business or division; (e) asset write-downs; (f) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, (g) any or all items that are excluded from the calculation of non-GAAP earnings, or (h) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

10.3.           Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Section 10, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances.

10.4.           Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5.           Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any 24-month period with respect to more than 3,000,000 Shares and (ii) earn more than 1,000,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any 12-month period that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $3,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitation (or, if denominated in cash, toward the dollar amount in the preceding sentence).

11.          CHANGE IN CONTROL PROVISIONS

11.1.           Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2.           Assumption or Substitution of Certain Awards. (a) To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement), (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards or any other Awards shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)           Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)           The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3.           Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a)           During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b)           Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;

(c)           The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”); or

(d)           The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets.

12.     GENERALLY APPLICABLE PROVISIONS

           12.1.           Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company's stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(f) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

           12.2.           Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

           12.3.           Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

           12.4.           Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.

   12.5.           Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award. Notwithstanding the foregoing, Dividend Equivalents distributed in connection with an Award that vests based on the achievement of performance goals shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such cash, stock or other property has been distributed.

13.     MISCELLANEOUS

           13.1.           Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

           13.2.           Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

           13.3.           Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

    13.4.           Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

    13.5.           Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

    13.6.           Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission (“SEC”), any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    13.7.           Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

    13.8.           Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

    13.9.           Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

    13.10.           Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

    13.11.           Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

    13.12.           Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Utah, without reference to principles of conflict of laws, and construed accordingly.

         13.13.           Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

    13.14.           Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

    13.15.           Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

    13.16           No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, or to take any actions to comply with applicable laws and regulations regardless of whether the Company in fact undertakes to register any of the foregoing or comply with such laws or regulations. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), or if the Company is otherwise not able to issue Shares in compliance with applicable laws and regulations, then the Company shall be relieved from any liability for failure to issue or transfer Shares and the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

    13.17.           Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

APPENDIX B - FORM OF PROXY

NU SKIN ENTERPRISES, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 2010

The undersigned hereby appoints M. Truman Hunt and Ritch N. Wood as proxies with full power of substitution and hereby authorizes either of them to act and to vote, as designated on the reverse, all shares of Class A Common Stock of Nu Skin Enterprises, Inc. (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the corporate offices of the Company, 75 West Center Street, Provo, Utah, May 26, 2010 at 1:00 p.m., Mountain Daylight Time, and at any adjournments or postponements thereof, upon all matters referred to on this proxy card and described in the accompanying Proxy Statement, and, at the proxies’ discretion, upon any other matters which may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 26, 2010: The proxy statement and annual report to stockholders are available at http://materials.proxyvote.com/67018T.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

B - 1

ANNUAL MEETING OF STOCKHOLDERS OF
NU SKIN ENTERPRISES, INC.

May 26, 2010

Class A Common Stock

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” FOR THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Elect members of the Board of Directors of the Company.

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
☐ FOR ALL EXCEPT (See instructions below)

NOMINEES

☐ Nevin N. Andersen ☐ Daniel W. Campbell ☐ E.J. “Jake” Garn ☐ M. Truman Hunt ☐ Andrew D. Lipman ☐ Steven J. Lund	☐ Patricia A. Negrón ☐ Thomas R. Pisano ☐ Blake M. Roney ☐ Sandra N. Tillotson ☐ David D. Ussery

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold, as shown here ☒.

2.	To approve the 2010 Omnibus Incentive Plan; FOR ☐ AGAINST ☐ ABSTAIN ☐
3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010. FOR ☐ AGAINST ☐ ABSTAIN ☐

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matters that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

_____________________________________	___________________	_______________________________________________	__________________
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

B -2